UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Blockbuster Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 8, 2005

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Blockbuster Inc. to be held at Blockbuster’s corporate headquarters, 1201 Elm Street, 21st Floor Assembly Room, Dallas, Texas, on Wednesday, May 11, 2005, at 10:00 a.m., Central Daylight Time.

The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting, which includes (i) the election of three Class III directors and (ii) ratification of the appointment of PricewaterhouseCoopers LLP as Blockbuster’s independent auditors for fiscal 2005. In addition, we will review with you the affairs and progress of Blockbuster during the past fiscal year.

Directors and officers of Blockbuster will be present to help host the meeting and to respond to any questions that our stockholders may have. I hope you will be able to attend.

Blockbuster’s Board of Directors believes that a favorable vote on each of the matters to be considered at the meeting is in the best interests of Blockbuster and its stockholders and unanimously recommends a vote “FOR” each such matter. Accordingly, we urge you to review the accompanying material carefully and to return the enclosed proxy card promptly.

Please complete, sign, date and return the enclosed proxy card without delay. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

I look forward to seeing you at the meeting.

Sincerely,

John F. Antioco
Chairman of the Board and Chief Executive Officer

Blockbuster Inc. • Renaissance Tower • 1201 Elm Street • Dallas, TX 75270-2102 • Phone: (214) 854-3000

BLOCKBUSTER INC.

1201 Elm Street

Dallas, Texas 75270

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 11, 2005

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Blockbuster Inc., a Delaware corporation, will be held at Blockbuster’s corporate headquarters, 1201 Elm Street, 21st Floor Assembly Room, Dallas, Texas, on Wednesday, May 11, 2005, at 10:00 a.m., Central Daylight Time, for the following purposes:

(1)	The election of three Class III directors;

(2)	The ratification of the appointment of PricewaterhouseCoopers LLP as Blockbuster’s independent auditors for fiscal 2005; and

(3)	The transaction of such other business as may properly come before the meeting or any adjournment thereof.

The close of business on March 17, 2005 has been fixed as the record date for determining stockholders entitled to notice of and to vote at the meeting or any adjournment thereof. For a period of at least ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours at Blockbuster’s corporate headquarters located at 1201 Elm Street, Dallas, Texas 75270.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. PROXIES FORWARDED BY OR FOR BROKERS OR FIDUCIARIES SHOULD BE RETURNED AS REQUESTED BY THEM.

By Order of the Board of Directors,

Marilyn R. Post
Vice President and Secretary

Dallas, Texas

April 8, 2005

BLOCKBUSTER INC.

1201 Elm Street

Dallas, Texas 75270

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 11, 2005

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Blockbuster Inc. for use at the Annual Meeting of Stockholders of the Company to be held at the Company’s corporate headquarters, 1201 Elm Street, 21st Floor Assembly Room, Dallas, Texas, on Wednesday, May 11, 2005, at 10:00 a.m., Central Daylight Time, or at such other time and place to which the meeting may be adjourned. The approximate date on which this Proxy Statement and accompanying proxy are first being sent or given to stockholders is April 8, 2005. Blockbuster Inc. will be referred to as “Blockbuster” or the “Company” in this Proxy Statement.

All shares represented by valid proxies, unless the stockholder specifies otherwise, will be voted as follows:

•	FOR the election of the three persons named under “Proposal I—Election of Directors” as nominees for election as Class III directors; and

•	FOR the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for fiscal 2005.

The Board of Directors knows of no other business to be presented at the meeting. If any other business is properly presented, the persons named in the enclosed proxy have authority to vote on such matters in accordance with such persons’ discretion. Where a stockholder has appropriately specified how a proxy is to be voted, it will be voted accordingly.

A stockholder executing a proxy retains the right to revoke it at any time prior to exercise of the proxy at the meeting. A proxy may be revoked by delivery of written notice of revocation to the Secretary of the Company, by execution and delivery of a later proxy, or by voting the shares in person at the meeting.

VOTING SECURITIES AND RECORD DATE

The Company has two classes of common stock outstanding: Class A Common Stock, which is entitled to one vote per share; and Class B Common Stock, which is entitled to two votes per share. The holders of Class A Common Stock and Class B Common Stock vote together as a single class on the matters to be considered at the meeting, and their votes are counted and totaled together. The record date for determining the stockholders entitled to notice of and to vote at the meeting and any adjournment thereof was the close of business on March 17, 2005, at which time the Company had issued and outstanding 118,338,343 shares of Class A Common Stock and 72,000,000 shares of Class B Common Stock.

In October 2004, the Company completed a split-off from Viacom Inc. (“Viacom”). To accomplish the divestiture of the Company, on September 8, 2004, Viacom launched an offer to its stockholders to exchange, on a tax-free basis, some or all of their shares of Viacom stock for shares of the Company held by Viacom (the “Viacom Exchange Offer”). Specifically, Viacom offered to exchange 5.15 shares of the Company’s stock, consisting of 2.575 shares of Class A Common Stock and 2.575 shares of Class B Common Stock, for each share of Viacom common stock validly tendered and not properly withdrawn. The Viacom Exchange Offer expired on October 5, 2004, and was oversubscribed. As a result of the Viacom Exchange Offer, Viacom disposed of its approximately 81.5% controlling interest in the Company.

QUORUM AND VOTING

The presence at the meeting, in person or by proxy, of the stockholders of record entitled to cast at least a majority of the votes that all stockholders are entitled to cast is necessary to constitute a quorum. Each vote represented at the meeting in person or by proxy will be counted toward a quorum. If a quorum should not be present, the meeting may be adjourned from time to time until a quorum is obtained.

Broker Voting

Brokers holding shares of record for a customer have the discretionary authority to vote on some matters if they do not receive timely instructions from the customer regarding how the customer wants the shares voted. There are also some matters (“non-discretionary matters”) with respect to which brokers do not have discretionary authority to vote if they do not receive timely instructions from the customer. When a broker does not have discretion to vote on a particular matter and the customer has not given timely instructions on how the broker should vote, what is referred to as a “broker non-vote” results. Any broker non-vote would be counted as present at the meeting for purposes of determining a quorum, but would be treated as not entitled to vote with respect to non-discretionary matters. Therefore, a broker non-vote would not count as a vote in favor of or against such matters and, accordingly, would not affect the outcome of the vote. Brokers will have discretionary authority to vote on Proposals I and II in the absence of timely instructions from their customers. As a result, there should not be any broker non-votes in connection with the meeting.

Required Vote

Proposal I

To be elected, each nominee for election as a Class III director must receive the affirmative vote of a plurality of the votes of the shares of Class A and Class B Common Stock present or represented at the meeting and entitled to vote on such proposal. Votes may be cast in favor of or withheld with respect to each nominee. Votes that are withheld will be counted toward a quorum, but will be excluded entirely from the tabulation of votes for such proposal and, therefore, will not affect the outcome of the vote on such proposal.

Proposal II

Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for fiscal 2005 requires the affirmative vote of the holders of a majority of the votes of the Class A and Class B Common Stock present or represented at the meeting and entitled to vote on such proposals. Abstentions may be specified on this proposal and will have the same effect as a vote against such proposal.

PROPOSAL I

ELECTION OF DIRECTORS

The Company’s Second Amended and Restated Certificate of Incorporation provides for a Board of Directors divided into three classes, as nearly equal in number as possible, with the term of office of one class expiring each year at the Company’s Annual Meeting of Stockholders. Each class of directors is elected for a term of three years, except in the case of elections to fill vacancies or newly created directorships.

Based on the recommendation of the Nominating/Corporate Governance Committee, the Board of Directors has proposed three nominees for election as Class III directors to be elected for terms expiring at the Company’s Annual Meeting of Stockholders in 2008 or until their successors have been elected and qualified. All duly submitted and unrevoked proxies will be voted for the nominees set forth below, except where authorization to so vote is withheld. If, for any reason, any of the nominees becomes unavailable for election, the holders of the proxies may exercise discretion to vote for substitutes proposed by the Board of Directors. Each of the nominees has indicated his or her willingness to serve as a member of the Board of Directors if elected. Proxies cannot be voted for more than three nominees.

Information concerning the three nominees proposed by the Board of Directors for election as Class III directors, along with information concerning the present Class I and Class II directors whose terms of office will continue after the meeting, is set forth below.

The nominees for election as Class III directors are as follows:

Class III Nominees—Terms Expiring in 2008

Name	Age	Current Position with the Company
John F. Antioco	55	Chairman of the Board and Chief Executive Officer
Peter A. Bassi*	55	Director
Linda Griego	57	Director

*	Mr. Bassi, who was appointed to the Board of Directors in March 2005, was referred to the Company by the third-party search firm Boyden International Executive Search.

The present directors whose terms are scheduled to expire after 2005 are as follows:

Class I Directors—Terms Expiring in 2006

Name	Age	Current Position with the Company
Robert A. Bowman	49	Director
Jackie M. Clegg	43	Director

Class II Directors—Terms Expiring in 2007

Name	Age	Current Position with the Company
Gary J. Fernandes	61	Director
John L. Muething	83	Director

Set forth below is a description of the background of each of the directors of the Company.

John F. Antioco has served as the Company’s Chairman of the Board of Directors and Chief Executive Officer since 1997 and served as its President from 1997 until 2001. Mr. Antioco serves as Chairman of the

Board of Directors of Main Street Restaurant Group, Inc. and is a member of the Board of Governors of the Boys & Girls Clubs of America.

Peter A. Bassi was appointed as a director of the Company in March 2005. From 1994 until 2005, Mr. Bassi served in various capacities for Yum! Restaurants International, including as its President from 1997 until 2004 and as its Chairman from 2004 until 2005. Yum! Restaurants International is the international division of Yum! Brands, Inc., the exclusive franchisor of Taco Bell, Pizza Hut, KFC, Long John Silver’s and A&W All-American Food Restaurants. Mr. Bassi is a member of the Board of Directors of The Pep Boys—Manny, Moe & Jack and BJ’s Restaurants, Inc.

Robert A. Bowman was appointed as a director of the Company in December 2004. He has served as President and CEO of Major League Baseball Advanced Media LP, the interactive media and internet company of Major League Baseball, since 2000. Mr. Bowman serves as President of the Michigan Education Trust and is a member of the Board of Directors of World Wrestling Entertainment Inc. and Warnaco Group Inc.

Jackie M. Clegg was appointed as a director of the Company in July 2003. She serves as Managing Partner of Clegg International Consultants, LLC, an international strategic consulting firm she founded in September 2001, specializing in emerging markets. In July 2001, Ms. Clegg stepped down as Vice Chairman and First Vice President of the Export-Import Bank of the United States, financier to foreign buyers of U.S. goods and services, after serving in that role since June 1997. She also served as its Chief Operating Officer from January 1999 through fiscal year 2000. Ms. Clegg serves on the Board of Directors of the Chicago Board of Trade, Cardiome Pharma Corp. and Innovative Drug Delivery Systems, Inc.

Gary J. Fernandes was appointed as a director of the Company in December 2004. He has served as Chairman of FLF Investments, a family business involved with the acquisition and management of commercial real estate properties and other assets, since 1999. Since his retirement as Vice Chairman from Electronic Data Systems Corporation in 1998, he founded Convergent Partners, a venture capital fund focusing on buyouts of technology enabled companies. In addition, from 2000 to 2001, Mr. Fernandes served as Chairman and CEO of GroceryWorks.com, an internet grocery fulfillment company. In 1999, he founded Voyagers The Travel Store Holdings, Inc., a chain of travel agencies, and was president and sole shareholder of Voyagers. Voyagers filed a petition under Chapter 7 of the federal bankruptcy laws in October 2001. Mr. Fernandes serves on the Board of Directors of 7-Eleven, Inc., BancTec, Inc., webMethods, Inc., and Computer Associates International, Inc. He is also a member of the Board of Governors of the Boys & Girls Clubs of America and Trustee for the O’Hara Trust and the Hall-Voyer Foundation.

Linda Griego was elected as a director of the Company in July 1999. Ms. Griego has served as President of Zapgo Entertainment Group, LLC, a television programming production company, since 1997 and is the Managing General Partner of Engine Co. No. 28, a restaurant that she founded in 1988. Ms. Griego is a director of Granite Construction Incorporated and Southwest Water Company.

John L. Muething was elected as a director of the Company in July 1999. Mr. Muething has been Of Counsel to the Cincinnati, Ohio law firm of Keating, Muething & Klekamp since 1986. He also served as a director of Spelling Entertainment Group Inc. from 1992 until 1999.

The Board of Directors recommends a vote FOR the election of the nominees for Class III Director named above.

CORPORATE GOVERNANCE

The business of the Company is managed under the direction of its Board of Directors. The Board of Directors meets on a regularly scheduled basis to review significant developments affecting the Company and to act on matters requiring approval by the Board of Directors. It also holds special meetings when an important matter requires action by the Board of Directors between regularly scheduled meetings. The Board of Directors met 15 times and acted by unanimous written consent 14 times during the 2004 fiscal year. During the 2004 fiscal year, except for Sumner M. Redstone, each incumbent director participated in at least 75% of the aggregate number of meetings of the Board of Directors and applicable committee meetings held during the period for which he or she was a director.

The Board of Directors has adopted Corporate Governance Guidelines of the Company. A copy of the Company’s Corporate Governance Guidelines, as amended in December 2004, is available on the Company’s website at http://investor.blockbuster.com and is also available in print to any stockholder who sends a request to Blockbuster Inc., Attn: Investor Relations, 1201 Elm Street, Dallas, TX 75270.

Business Conduct Statement and Supplemental Code of Ethics

The Board of Directors has adopted a Business Conduct Statement that applies to all of the Company’s employees and directors and a Supplemental Code of Ethics that applies specifically to the Company’s Chief Executive Officer, Chief Financial Officer and Controller (the “Senior Financial Officers”). The Business Conduct Statement and the Supplemental Code of Ethics are available on the Company’s website at http://investor.blockbuster.com and are also available in print to any stockholder who sends a request to Blockbuster Inc., Attn: Investor Relations, 1201 Elm Street, Dallas, TX 75270. The Company intends to disclose any amendment to or waiver from the Supplemental Code of Ethics applicable to any Senior Financial Officer on a Form 8-K or on its website at http://investor.blockbuster.com.

Independence of Directors

Based on information solicited from each director and upon the advice and recommendation of the Company’s Nominating/Corporate Governance Committee, the Board of Directors has determined that six of its seven members, Peter A. Bassi, Robert A. Bowman, Jackie M. Clegg, Gary J. Fernandes, Linda Griego and John L. Muething, are “independent” directors as defined by the applicable rules of the Securities and Exchange Commission and under the corporate governance standards of the New York Stock Exchange, as currently in effect. In making such determinations, the Board of Directors considered Mr. Fernandes’ general partner interest and limited partner interest in two real estate limited partnerships that each lease a retail building to Blockbuster. The Board of Directors determined that this relationship was not material based on the following: (i) the transactions between the Company and the limited partnerships were at arms length; (ii) Mr. Fernandes had no direct involvement with any such transactions; and (iii) the transactions in question involved two of the Company’s approximately 4,500 domestic leases. Other than their service on the Board of Directors and the partnership interests held by Mr. Fernandes, the six directors named above have no other relationship with the Company that would impact their independence.

The New York Stock Exchange’s new corporate governance standards, which became effective for the Company on July 20, 2004, the date of the Company’s 2004 Annual Meeting of Stockholders, establish general independence standards for the Board of Directors and for certain committees of the Board of Directors. Among other things, listed companies are required to have (i) a majority of independent directors; (ii) a nominating/corporate governance committee composed entirely of independent directors; and (iii) a compensation committee composed entirely of independent directors. “Controlled companies,” as defined by such rules, may take advantage of exemptions with respect to any or all of these requirements. Prior to the Company’s split-off from Viacom in October 2004, the Company’s Board of Directors determined that Blockbuster was a controlled company on the basis that Viacom beneficially owned more than 50% of the voting power of the Company. As a result, the Company initially relied on the exemptions for controlled companies with respect to the requirements described in (i) and (ii) above. The Company ceased to be a controlled company on October 6, 2004, as a result of the completion of the Viacom Exchange Offer. The Company is now fully independent and, as of the date of this Proxy Statement, is in compliance with each of the requirements described above.

Executive Sessions and the Presiding Director

The Corporate Governance Guidelines of the Company provide for regular executive sessions of the “non-management” directors without management participation. Consistent with the rules of the New York Stock Exchange, a “non-management director” is a director who is not an “officer” of the Company within the meaning of Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended. The Corporate Governance Guidelines of the Company designate the Chair of the Audit Committee as the presiding director at such meetings. Mr. Bowman currently serves as the Chair of the Audit Committee.

Communications with Directors

Stockholders and other interested parties may communicate directly with the Audit Committee and the non-management directors of the Board of Directors by calling The Network hotline at 1-888-441-WORD. The Chair of the Audit Committee, who is also the presiding director for meetings of non-management directors, has been designated to directly receive such communications. In addition, stockholders may send communications to the Board of Directors by mail, by writing to Board of Directors, Blockbuster Inc., 1201 Elm Street, Dallas, TX 75270. The Executive Vice President and General Counsel of the Company receives all such mailed communications initially and forwards all such communications to the applicable director or directors.

Director Attendance at Annual Meetings

The Company’s Corporate Governance Guidelines, as amended in December 2004, provide that directors are expected to attend the Company’s Annual Meeting of Stockholders. At the Company’s last meeting, which was held on July 20, 2004, each of the eight incumbent directors was in attendance.

Committees of the Board of Directors

From January 2004 until December 2004, the committee structure of the Board of Directors included standing audit, senior executive compensation, compensation, nominating, and corporate governance committees. Subsequent to the Company’s split-off from Viacom in October 2004 and the resulting resignation of the four Viacom directors from the Company’s Board of Directors, as well as the change in the Company’s status from controlled to independent, the Board of Directors restructured its committees in December 2004 to include audit, compensation and nominating/corporate governance committees. The functions of each of the former and current committees and their members, as well as the number of meetings held by the committees existing during the 2004 fiscal year, are described below. The Board of Directors has adopted written charters for each of its committees, which charters are available on the Company’s website at http://investor.blockbuster.com and are also available in print to any stockholder who sends a request to Blockbuster Inc., Attn: Investor Relations, 1201 Elm Street, Dallas, TX 75270. In addition to the standing committees, the Board of Directors established a special committee of disinterested directors in November 2003 in connection with Viacom’s divestiture of its equity interest in the Company.

Audit Committee

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to (i) the quality and integrity of the Company’s financial reports and other financial information provided by the Company to its stockholders, the public and others; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditors’ qualifications, independence and performance; and (iv) the performance of the Company’s internal audit function, including its systems of internal controls. The Board of Directors has adopted a written charter for the Audit Committee. A copy of the charter, as amended in December 2004, is attached to this Proxy Statement as Appendix A. The Audit Committee met 17 times and acted by unanimous written consent 1 time during the 2004 fiscal year.

The Audit Committee consists of four directors. The current members of the Audit Committee are Mr. Bowman (Chair), Mr. Bassi, Ms. Clegg, and Ms. Griego. Ms. Griego (former Chair), Ms. Clegg and Mr. Muething were members of the Audit Committee from January 2004 until December 2004. The Board of Directors has determined that each of these directors is “independent” as defined by the applicable rules of the Securities and Exchange Commission and under the New York Stock Exchange’s corporate governance standards as discussed in more detail above under “—Independence of Directors.” The Board of Directors also has determined that each of these directors is “financially literate” as interpreted by the Board of Directors in its business judgment and that Mr. Bowman further qualifies as an “audit committee financial expert,” as such term is defined in the applicable rules of the Securities and Exchange Commission.

The Audit Committee has established pre-approval policies and procedures with respect to audit and non-audit services by the Company’s independent auditors, which are described below under “Audit Committee and Independent Auditors—Pre-Approval Policies and Procedures.”

Compensation Committee

The Board of Directors established a new Compensation Committee in December 2004 by merging its former Senior Executive Compensation and Compensation Committees, which committees are discussed in more detail below. The primary functions of the Compensation Committee are to (i) assist management and the Board of Directors in defining and overseeing the Company’s general compensation practices; (ii) review and approve the compensation of the Company’s executives who are subject to the requirements of Section 16 of the Securities Exchange Act of 1934, as amended, governing insider trading reporting, or who are covered by the regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended, governing qualified performance-based compensation; and (iii) make recommendations to the Board of Directors with respect to non-CEO executive officer compensation, and incentive compensation and equity-based plans that are subject to approval by the Board of Directors. In addition, the Compensation Committee is responsible for producing an annual report on executive officer compensation for inclusion in the Company’s proxy statement. The current members of the Compensation Committee are Mr. Fernandes (Chair), Mr. Bassi and Mr. Muething. The new Compensation Committee acted by unanimous written consent one time from the time of its establishment through the remainder of fiscal 2004.

Until December 2004, the Board of Directors had a standing Senior Executive Compensation Committee. The primary functions of the former Senior Executive Compensation Committee are: (i) reviewing and approving the compensation of the Company’s executives who were subject to the requirements of Section 16 of the Securities Exchange Act of 1934, as amended, or who were covered by the regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended; (ii) making recommendations to the Board of Directors of the Company with respect to non-CEO compensation, incentive compensation plans and equity-based plans; (iii) reviewing and approving corporate goals and objectives relevant to the compensation of the Company’s Chief Executive Officer and evaluating the Chief Executive Officer’s performance in light of those goals and objectives; and (iv) approving the compensation level for the Chief Executive Officer. Mr. Muething (former Chair), Ms. Clegg and Ms. Griego were members of the Senior Executive Compensation Committee from January 2004 until December 2004. The Senior Executive Compensation Committee met 13 times and acted by unanimous written consent 9 times during the 2004 fiscal year.

In addition to its former Senior Executive Compensation Committee, the Board of Directors also had a Compensation Committee until December 2004. Subject to the authority of the Board of Directors, and except with respect to matters entrusted to the former Senior Executive Compensation Committee, the primary functions of the former Compensation Committee included: (i) assisting management in defining and overseeing the Company’s general compensation practices; (ii) reviewing and approving the forms of employment agreements for employees at the level of vice president and above; (iii) approving the Company’s incentive compensation plans, subject to stockholder approval where appropriate; and (iv) overseeing certain of the Company’s other employee benefit programs. Mr. Muething, Ms. Clegg and Ms. Griego were members of the former Compensation Committee from January 2004 until December 2004. Philippe P. Dauman (former Chair) and

Sumner M. Redstone, each of whom resigned from the Board of Directors in October 2004 in connection with the Company’s split-off from Viacom, were also members of the former Compensation Committee from January 2004 until October 2004. The former Compensation Committee met five times and acted by unanimous written consent one time during the 2004 fiscal year. The former Compensation Committee was dissolved in December 2004.

Nominating/Corporate Governance Committee

In December 2004, the Board of Directors established a new Nominating/Corporate Governance Committee by merging its former Nominating and Corporate Governance Committees, which committees are discussed in more detail below. The primary functions of the Nominating/Corporate Governance Committee are to (i) assist the Board of Directors in identifying individuals qualified to become members of the Board of Directors; (ii) recommend to the Board of Directors the director nominees for election at the next annual meeting of stockholders or for appointment to fill any vacancy on the Board of Directors; (iii) monitor significant developments in the law and practice of corporate governance and of the duties and responsibilities of directors of public companies; (iv) review the criteria to be used in connection with the self-evaluations of the Board of Directors and each of its committees and oversee the evaluation of the Board of Directors and management; and (v) develop and recommend to the Board of Directors and administer the Corporate Governance Guidelines of the Company. Ms. Griego (Chair), Ms. Clegg and Mr. Muething are members of the Nominating/Corporate Governance Committee. The Board of Directors has determined that each of the members of the Nominating/Corporate Governance Committee is “independent,” as defined by the applicable rules of the Securities and Exchange Commission and under the corporate governance standards of the New York Stock Exchange. The Nominating/Corporate Governance Committee did not meet or act by written consent from December 9, 2004 (the effective date of its establishment) through the remainder of fiscal 2004.

Until December 2004, the Board of Directors had a standing Nominating Committee. The primary functions of the former Nominating Committee included: (i) assisting the Board of Directors by identifying individuals qualified to become members of the Board of Directors and (ii) recommending to the Board of Directors the director nominees for election at each annual meeting of stockholders. Mr. Antioco (former Chair) and Ms. Griego were members of the Nominating Committee from January 2004 until December 2004. Sumner M. Redstone, who resigned from the Board of Directors in October 2004 in connection with the Company’s split-off from Viacom, was also a member of the Nominating Committee from January 2004 until October 2004. The Nominating Committee met four times and acted by unanimous written consent one time during the 2004 fiscal year.

In addition to the former Nominating Committee, the Board of Directors also had a separate Corporate Governance Committee until December 2004. The primary functions of the Corporate Governance Committee included: (i) monitoring significant developments in the law and practice of corporate governance and of the duties and responsibilities of directors of public companies; (ii) reviewing the criteria to be used in connection with the self-evaluations of the Board of Directors and each of its committees and overseeing the evaluation of the Board of Directors and management; and (iii) developing and recommending to the Board of Directors and administering the Corporate Governance Guidelines of the Company. Ms. Griego (former Chair) and Mr. Antioco were members of the Corporate Governance Committee from January 2004 until December 2004. Sumner M. Redstone, who resigned from the Board of Directors in October 2004 in connection with the Company’s split-off from Viacom, was also a member of the Corporate Governance Committee from January 2004 until October 2004. The Corporate Governance Committee met three times and acted by unanimous written consent one time during the 2004 fiscal year.

The former Nominating Committee adopted a policy for identifying and evaluating candidates for directorships. In accordance with such policy, the Nominating/Corporate Governance Committee evaluates candidates for director nominees in the context of the current composition of the Board of Directors, taking into account all factors it considers appropriate, including but not limited to the characteristics of independence, diversity, age, skills, experience, availability of service to Blockbuster, tenure of incumbent directors on the

Board of Directors and the Board of Director’s anticipated needs. The Nominating/Corporate Governance Committee believes that, at a minimum, all directors, as well as any nominee recommended by the Nominating/Corporate Governance Committee, should have (i) high personal and professional integrity, (ii) the ability to read and understand basic financial statements, (iii) the ability to exercise sound business judgment, (iv) an understanding of the Company’s business and the industry in which it operates, (v) a commitment to enhancing stockholder value and (vi) the willingness and sufficient time to carry out their responsibilities as a member of the Board of Directors. In addition, at least one member of the Board of Directors should have accounting or related financial management expertise as determined in the business judgment of the Board of Directors.

The Nominating/Corporate Governance Committee may rely on various resources to identify potential director nominees, including any input by the Company’s current officers or directors, professional search firms or other persons. During 2004, the former Nominating Committee retained Spencer Stuart to assist the Company in identifying and evaluating potential director nominees. The Nominating/Corporate Governance Committee will also consider director nominees recommended by the stockholders of the Company when properly submitted in accordance with the Company’s bylaws. The procedures to be followed for any such recommendations are described further below under “Procedures for Submission of Stockholder Proposals.” The Nominating/Corporate Governance Committee will review and evaluate such stockholder nominations taking into account the same considerations as are taken into account for other nominees. As of the date of this Proxy Statement, the Company has not received any recommendations from stockholders for nominees for the Board of Directors at the Company’s 2005 annual meeting of stockholders.

Special Committee

The Board of Directors established a non-standing special committee in November 2003 in connection with Viacom’s divestiture of its equity interest in the Company. The Special Committee was automatically dissolved in November 2004 following consummation of the split-off. The functions of the Special Committee included reviewing, evaluating, and making recommendations to the Board of Directors with respect to such transaction. Ms. Clegg (former Chair), Ms. Griego and Mr. Muething were members of the Special Committee. The Special Committee met 25 times and acted by unanimous written consent 2 times during the 2004 fiscal year.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the number of shares of Blockbuster Class A and Class B Common Stock beneficially owned by (i) the “named executive officers,” which, for purposes of this Proxy Statement, include the Company’s Chief Executive Officer, each of the Company’s four other most highly compensated executive officers who were serving as such on December 31, 2004 (based on salary and bonus earned during fiscal 2004) and Nigel Travis, the Company’s former President and Chief Operating Officer, who would have been among the four other most highly compensated executive officers had he been serving as an executive officer on December 31, 2004; (ii) each current director and each nominee for director of the Company; and (iii) all current directors and current executive officers of the Company as a group. The following table also sets forth information with respect to the number of shares of Blockbuster Class A and Class B Common Stock beneficially owned by each person known by the Company to beneficially own more than 5% of the outstanding shares of Blockbuster Class A or Class B Common Stock. Except as otherwise noted, (i) the persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them, and (ii) ownership is as of February 14, 2005.

As of February 14, 2005, there were 118,333,980 shares of Blockbuster Class A Common Stock outstanding and 72,000,000 shares of Blockbuster Class B Common Stock outstanding.

Name	Title of Equity Securities	Beneficial Ownership of Equity Securities
		Number of Outstanding Shares(1)		Number of Shares Underlying Options or Conversion Rights(2)	Percent of Class(3)
John F. Antioco	Blockbuster Class A Common Blockbuster Class B Common	1,528,012 27	(4) (4)	— —	1.3 —%
Peter A. Bassi	Blockbuster Class A Common Blockbuster Class B Common	— —		— —	— —
Robert A. Bowman	Blockbuster Class A Common Blockbuster Class B Common	1,512 —		— —	* —
Jackie M. Clegg	Blockbuster Class A Common Blockbuster Class B Common	3,671 —		— —	* —
Gary J. Fernandes	Blockbuster Class A Common Blockbuster Class B Common	1,512 —		— —	* —
Linda Griego	Blockbuster Class A Common Blockbuster Class B Common	9,059 —		22,593 —	* —
John L. Muething	Blockbuster Class A Common Blockbuster Class B Common	12,559 —		24,207 —	* —
Nicholas P. Shepherd	Blockbuster Class A Common Blockbuster Class B Common	359,039 —		— —	* —
Edward B. Stead	Blockbuster Class A Common Blockbuster Class B Common	557,415 —	(4)	— —	* —
Nigel Travis	Blockbuster Class A Common Blockbuster Class B Common	1,710 —		— —	* —
Chris Wyatt	Blockbuster Class A Common Blockbuster Class B Common	186,412 —		— —	* —
Larry J. Zine	Blockbuster Class A Common Blockbuster Class B Common	736,293 —	(4)	— —	* —
Eminence Capital, LLC(5) Eminence Partners, LP(5) Eminence Partners II, LP(5) Eminence GP, LLC(5) Ricky C. Sandler(5)	Blockbuster Class B Common	4,065,000	(6)	—	5.6%

Name	Title of Equity Securities	Beneficial Ownership of Equity Securities
		Number of Outstanding Shares(1)		Number of Shares Underlying Options or Conversion Rights(2)	Percent of Class(3)
HBK Investments L.P.(7) HBK Partners II L.P.(7) HBK Management L.L.C.(7) Kenneth M. Hirsh(7) Laurence H. Lebowitz(7) William E. Rose(7) David C. Haley(7) Jamiel A. Akhtar(7)	Blockbuster Class B Common	6,700,000	(8)	—	9.3%
Carl C. Icahn(9) High River Limited Partnership(9) Hopper Investments LLC(9) Barberry Corp.(9) Icahn Partners Master Fund L.P.(9) Icahn Offshore L.P.(9) CCI Offshore LLC(9) Icahn Partners L.P.(9) Icahn Onshore L.P.(9) CCI Onshore LLC(9)	Blockbuster Class A Common Blockbuster Class B Common	10,709,100 4,935,131	(10) (10)	— —	9.0 6.9	% %
Perry Corp.(11) Richard C. Perry (11)	Blockbuster Class A Common Blockbuster Class B Common	7,980,700 2,700,000	(12) (12)	— —	6.7 3.8	% %
Current directors and current executive officers as a group (13 persons)	Blockbuster Class A Common Blockbuster Class B Common	3,766,703 27	(4) (4)	46,800 —	3.2 *	%

*	Represents less than 1% of the outstanding common stock of the class.

(1)	The shares reported in this column include any restricted shares, whether vested or unvested, but do not include any unvested restricted share units, held by the named executive officers on February 14, 2005. None of the current directors or former or current executive officers hold restricted share units that can be settled within a period of 60 days from February 14, 2005.

(2)	Amounts indicated reflect shares subject to stock options that, on February 14, 2005, were unexercised but were exercisable within a period of 60 days from that date. These shares are excluded from the column headed “Number of Outstanding Shares.” The numbers in this column reflect an adjustment made in connection with the Company’s $5.00 extraordinary dividend paid on September 3, 2004, in order to preserve the economic value of the options.

(3)	Percentages are calculated based on the outstanding shares of Blockbuster Class A or Class B Common Stock, as appropriate, as of February 14, 2005.

(4)	This includes shares held through Blockbuster’s 401(k) plan as of December 31, 2004.

(5)	The address for Eminence Capital, LLC; Eminence Partners, LP; Eminence Partners II, LP; Eminence GP, LLC and Ricky C. Sandler is 65 East 55th Street, 25th Floor, New York, New York 10022.

(6)

This is based on a Schedule 13D filed with the Securities and Exchange Commission on January 25, 2005, which was jointly filed by Eminence Capital, LLC; Eminence Partners, LP; Eminence Partners II, LP; Eminence GP, LLC and Ricky C. Sandler. According to the Schedule 13D, each of Eminence Capital, LLC and Ricky C. Sandler beneficially owns all 4,065,000 reported shares of Class B Common Stock; Eminence Partners, LP and Eminence Partners II, LP directly and beneficially own 2,100,085 shares of Class B Common Stock and 136,284 shares of Class B Common Stock, respectively; and Eminence GP, LLC beneficially owns the 2,236,369 shares of Class B Common Stock owned by the two limited partnerships.

All reported ownership is shared voting power and shared investment power. Mr. Sandler is the Managing Member of Eminence GP, LLC, which is the general partner of the two limited partnerships, and of Eminence Capital, LLC, which serves as the investment manager to the two limited partnerships and to Eminence Fund, Ltd., which directly owns some of the reported shares.

(7)	The address for HBK Investments L.P.; HBK Partners II L.P.; HBK Management L.L.C.; Kenneth M. Hirsh; Laurence H. Lebowitz; William E. Rose; David C. Haley and Jamiel A. Akhtar is 300 Crescent Court, Suite 700, Dallas, Texas 75201.

(8)	This is based on an amendment to Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005, by HBK Investments L.P. According to the Schedule 13G/A, HBK Investments L.P. beneficially owns all of the reported shares of Class B Common Stock pursuant to an investment management agreement, and the following parties may also be deemed to be the beneficial owner of all of such shares: (i) HBK Partners II L.P., the sole general partner of HBK Investments L.P., (ii) HBK Management L.L.C., the sole general partner of HBK Partners II, L.P., and (iii) Kenneth M. Hirsh, Laurence H. Lebowitz, William E. Rose, David C. Haley and Jamiel A. Akhtar, members of HBK Management L.L.C.

(9)	The address for Carl C. Icahn; Icahn Offshore L.P.; CCI Offshore LLC; Icahn Partners L.P.; Icahn Onshore L.P. and CCI Onshore LLC is c/o Icahn Associates Corp., 767 Fifth Avenue, 47th Floor, New York, New York 10153. The address for High River Limited Partnership; Hopper Investments LLC and Barberry Corp. is 100 South Bedford Road, Mount Kisco, New York 10549. The address for Icahn Partners Master Fund L.P. is c/o Walkers SPV Limited, P.O. Box 908GT, 87 Mary Street, George Town, Grand Cayman, Cayman Islands.

(10)	This is based on a Schedule 13D and amendment to Schedule 13D filed with the Securities and Exchange Commission on December 14, 2004, and February 17, 2005, respectively. The Schedules 13D and 13D/A were jointly filed by Carl C. Icahn; Icahn Offshore L.P.; CCI Offshore LLC; Icahn Partners L.P.; Icahn Onshore L.P.; CCI Onshore LLC; High River Limited Partnership; Hopper Investments LLC; Barberry Corp.; and Icahn Partners Master Fund L.P. According to the Schedules 13D and 13D/A, (i) High River Limited Partnership has sole voting power and sole dispositive power with regard to 2,141,820 shares of Class A Common Stock and 987,026 shares of Class B Common Stock, and each of Barberry Corp., Hopper Investments LLC and Carl C. Icahn has shared voting power and shared dispositive power with regard to such shares, but disclaim beneficial ownership of such shares for all other purposes; (ii) Icahn Partners Master Fund L.P. has sole voting power and sole dispositive power with regard to 3,759,709 shares of Class A Common Stock and 1,675,538 shares of Class B Common Stock, and each of Icahn Offshore L.P., CCI Offshore LLC and Carl C. Icahn has shared voting power and shared dispositive power with regard to such shares, but disclaim beneficial ownership of such shares for all other purposes; and (iii) Icahn Partners L.P. has sole voting power and sole dispositive power with regard to 4,807,571 shares of Class A Common Stock and 2,272,567 shares of Class B Common Stock, and each of Icahn Onshore L.P., CCI Onshore LLC and Carl C. Icahn has shared voting power and shared dispositive power with regard to such shares, but disclaim beneficial ownership of such shares for all other purposes.

(11)	The address for Perry Corp. and Richard C. Perry is 599 Lexington Avenue, New York, New York 10022.

(12)	This is based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005, which was jointly filed by Perry Corp. and Richard C. Perry. According to the Schedule 13G, the shares of Class A and Class B Common Stock are beneficially owned by Perry Corp. as general partner and/or investment adviser for two or more private investment funds in which such shares are held. Richard C. Perry, President and sole stockholder of Perry Corp., disclaims any beneficial ownership of such shares, except for that portion that relates to his economic interest in such shares.

Summary Compensation Table

The following table sets forth certain information concerning the compensation of the named executive officers for each of the Company’s last three fiscal years.

Name and Principal Position	Year	Annual Compensation						Long-Term Compensation			All Other Compensation ($)
		Salary($)		Bonus ($)(1)		Other Annual Compensation ($)(2)		Restricted Stock Awards ($)(3)	Securities Underlying Options(#)(4)
John F. Antioco Chairman of the Board and Chief Executive Officer	2004 2003 2002	2,045,192 1,750,000 1,600,000		5,000,000 5,305,125 —		134,747 99,394 13,562	(5) (7) (8)	26,788,762 — —	5,000,000 200,000 600,000		18,750 16,462 21,750	(6) (6) (6)

Nicholas P. Shepherd Executive Vice President and President, U.S. Store Operations	2004 2003 2002	477,404 445,200 400,577		277,863 502,780 —		62,895 — 2,581	(8) (8)	3,541,294 — —	— 45,000 20,000 45,000	(10)	86,712 70,612 65,418	(9) (9) (9)

Edward B. Stead Executive Vice President, General Counsel and Executive Vice President Business Development	2004 2003 2002	520,673 498,500 484,039		560,000 560,040 —		13,298 9,482 1,412	(8) (8) (8)	5,499,170 — —	— 150,000 25,000 125,000 25,000	(10) (10)	19,126 12,463 12,101	(6) (6) (6)

Nigel Travis(19) Former President and Chief Operating Officer	2004 2003 2002	728,942 697,500 671,154		396,900 827,056 —		299,855 4,988 794	(11) (13) (15)	— — —	— 175,000 30,000 175,000 25,000	(10) (10)	2,631,990 111,019 100,507	(12) (14) (14)

Chris Wyatt Executive Vice President and President, International	2004 2003 2002	588,216 497,736 416,416	(16) (16) (16)	347,961 237,175 148,617	(16) (16) (16)	— — —		3,215,020 — —	— 81,000 20,000 45,000 20,000	(10) (10)	88,570 74,659 62,463	(17) (17) (17)

Larry J. Zine Executive Vice President, Chief Financial Officer and Chief Administrative Officer	2004 2003 2002	594,808 568,000 547,885		675,000 673,946 —		13,213 11,450 185,358	(8) (8) (18)	7,446,490 — —	— 150,000 25,000 150,000 25,000	(10) (10)	21,911 14,200 20,819	(6) (6) (6)

(1)	This reflects bonuses earned during fiscal 2004, 2003 and 2002, respectively. Bonuses were paid during the next fiscal year.

(2)	In accordance with the rules of the Securities and Exchange Commission, other annual compensation does not include perquisites for an individual if the aggregate amount of such perquisites for that individual was less than $50,000.

(3)	The amounts in this column represent the aggregate value of restricted shares and restricted share units awarded to the named executive officers during fiscal 2004, as discussed below. No awards of restricted shares or restricted share units have been made prior to 2004.

On October 21, 2004, pursuant to his employment agreement, Mr. Antioco received 1,728,972 restricted share units that are payable in cash immediately after Mr. Antioco’s termination of employment with the Company. The value of the restricted share units is based on the average of the closing prices of a share of Class A Common Stock and Class B Common Stock on the date of grant, which was $7.01. The restricted share units vest in two equal installments on each of October 14, 2006 and 2007.

On December 10, 2004, pursuant to the Company’s global stock option exchange offer, as discussed in more detail below under “—Report of the Compensation Committee on Executive Compensation—Stock Option Exchange Offer,” Mr. Antioco received 1,648,165 restricted shares of Class A Common Stock, Mr. Shepherd received 174,078 restricted shares of Class A Common Stock, Mr. Stead received 394,064 restricted shares of Class A Common Stock, and Mr. Zine received 556,909 restricted shares of Class A Common Stock. In addition, Mr. Wyatt received 193,373 restricted share units that are settleable in shares of Class A Common Stock. These restricted shares and restricted share units were granted in exchange for the cancellation of options pursuant to the Company’s global stock option exchange offer, as discussed under “—Report of the Compensation Committee on Executive Compensation—Stock Option Exchange Offer.” The value of the restricted shares and restricted share units is based on the closing price of a share of Class A Common Stock on the date of grant, which was $8.90. The restricted shares and restricted share units vest with respect to one-third of the shares and/or units covered thereby on each of December 20, 2004, 2005 and 2006.

On December 20, 2004, Mr. Shepherd received an award of 200,000 restricted shares of Class A Common Stock, Mr. Stead received an award of 200,000 restricted shares of Class A Common Stock, Mr. Wyatt received an award of 150,000 restricted shares of Class A Common Stock and Mr. Zine received an award of 250,000 restricted shares of Class A Common Stock. The value of the restricted shares is based on the closing price of a share of Class A Common Stock on the date of grant, which was $9.96. The restricted shares vest with respect to one-third of the shares covered thereby on each of December 20, 2005, 2006 and 2007.

Recipients of restricted shares have immediate dividend rights with respect to their restricted shares unless and until such shares are forfeited. Restricted share units do not entitle the recipient to receive dividends with respect to such units.

As of December 31, 2004, the aggregate number of restricted shares and restricted share units, as applicable, held by each of the named executive officers and the aggregate dollar value of such shares and share units were as follows: Mr. Antioco held 1,098,774 restricted shares and 1,728,972 restricted share units ($26,354,267); Mr. Shepherd held 316,051 restricted shares ($3,015,127); Mr. Stead held 462,708 restricted shares ($4,414,234); Mr. Wyatt held 150,000 restricted shares and 128,914 restricted share units ($2,660,840); and Mr. Zine held 621,271 restricted shares ($5,926,925). The dollar values are based on the closing price of a share of Class A Common Stock on December 31, 2004, which was $9.54, except for Mr. Antioco’s restricted share units, the value of which is based on the average of the closing prices of a share of Class A Common Stock and Class B Common Stock on December 31, 2004, which was $9.18.

(4)	Except where noted otherwise, this reflects options to acquire shares of Blockbuster Class A Common Stock.

(5)	This includes (i) $92,125 for personal use of the Company’s plane; (ii) other executive perquisites, none of which exceeds 25% of the total perquisites reported as other annual compensation; and (iii) $13,449 for reimbursement for taxes.

(6)	This consists of employer matching contributions to the Company’s 401(k) and excess 401(k) plans.

(7)	This includes (i) $26,793 for personal use of the Company’s plane; (ii) $21,581 for an incentive-based trip; (iii) other executive perquisites, none of which exceeds 25% of the total perquisites reported as other annual compensation; and (iv) $31,970 for reimbursement for taxes.

(8)	This consists of reimbursement for taxes.

(9)	This consists of employer contributions to Blockbuster’s U.K. defined contribution plan. The amounts disclosed for 2004, 2003 and 2002 reflect a conversion from British pounds to U.S. dollars at average annual conversion rates of 1.83068, 1.63330, and 1.50195, respectively.

(10)	This reflects options to acquire shares of Viacom Class B Common Stock.

(11)

This consists of reimbursement for U.S. taxes, including taxes that had accrued, but had not been paid, as of December 31, 2003, for Mr. Travis’ benefit in connection with employer contributions under Blockbuster’s

U.K. supplemental defined contribution plan, based on a conversion from British pounds to U.S. dollars at the Internal Revenue Service-prescribed conversion rate for 2003 of 1.64000 U.S. dollars to 1.00 British pounds.

(12)	This consists of (i) $131,990 in employer contributions to Blockbuster’s U.K. defined contribution plan, based on a conversion from British pounds to U.S. dollars at an average conversion rate for 2004 of 1.83068; (ii) a severance payment of $1,000,000 and (iii) a payment of $1,500,000 as consideration for the cancellation of Mr. Travis’ outstanding stock options in connection with his termination of employment with the Company. For a detailed discussion of Mr. Travis’ separation agreement, see “—Employment Contracts and Termination of Employment and Change-in-Control Arrangements.”

(13)	This consists of reimbursement for taxes. This number does not reflect an estimated $180,694 in reimbursement for taxes that had accrued, but had not been paid, as of December 31, 2003, for Mr. Travis’ benefit in connection with employer contributions under Blockbuster’s U.K. supplemental defined contribution plan, based on an average conversion rate for 2003 of 1.63330 U.S. dollars to 1.00 British pound. The accrued amount includes amounts accrued as of the end of 2002, as disclosed in footnote (15).

(14)	This consists of employer contributions to Blockbuster’s U.K. defined contribution and supplemental defined contribution plans. The amount disclosed for 2003 reflects a conversion from British pounds to U.S. dollars at an average conversion rate for 2003 of 1.63330 U.S. dollars to 1.00 British pounds. The amount disclosed for 2002 reflects a conversion from British pounds to U.S. dollars at an average conversion rate for 2002 of 1.50195 and includes approximately $4,000 that had accrued, but had not been paid, during prior years.

(15)	This consists of reimbursement for taxes. This number does not reflect an estimated $139,369 in reimbursement for taxes that had accrued, but had not been paid, as of December 31, 2002, for Mr. Travis’ benefit in connection with employer contributions under Blockbuster’s U.K. supplemental defined contribution plan, based on an average conversion rate for 2002 of 1.50195 U.S. dollars to 1.00 British pound.

(16)	Mr. Wyatt’s salary and bonus are paid in British pounds. The salary amounts disclosed reflect a conversion from British pounds to U.S. dollars at average conversion rates for 2004, 2003 and 2002 of 1.83068, 1.63330 and 1.50195, respectively. The bonus amounts disclosed reflect a conversion from British pounds to U.S. dollars at the conversion rate on the dates of payment of the bonuses for 2004, 2003 and 2002 of 1.86950, 1.84750 and 1.62620, respectively.

(17)	This consists of employer contributions to Blockbuster’s U.K. defined contribution plan. The amounts disclosed reflect a conversion from British pounds to U.S. dollars at average conversion rates for 2004, 2003 and 2002 of 1.83068, 1.63330 and 1.50195, respectively.

(18)	This includes (i) $98,685 of forgiveness of principal and interest on a loan by the Company to Mr. Zine relating to income taxes payable in connection with his sign-on bonus, which loan was fully forgiven in April 2002; and (ii) $72,196 for reimbursement of taxes, including reimbursements made in connection with the forgiveness of principal and interest on such loan. This also includes other executive perquisites, none of which exceeds 25% of the total perquisites reported as other annual compensation.

(19)	Nigel Travis ceased to be an executive officer of the Company on October 27, 2004. But for the fact that Mr. Travis was not serving as an executive officer of the Company on December 31, 2004, Mr. Travis was one of the Company’s four most highly compensated executive officers, other than the Chief Executive Officer, based on his total annual salary and bonus earned for fiscal 2004.

Option Grants During 2004 Fiscal Year

The following table provides information related to options granted to the named executive officers during fiscal 2004.

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Shares of Common Stock Underlying Options Granted (#)(1)		% of Total Options Granted to Employees in Fiscal 2004	Exercise or Base Price ($/Sh)	Expiration Date	5%($)	10%($)
John F. Antioco	1,666,666 1,666,666 1,666,668	(2) (2) (2)	32.26 32.26 32.26	7.17 8.39 8.80	Oct. 21, 2014 Nov. 15, 2014 Dec. 13, 2014	7,515,288 8,794,040 9,223,795	19,045,215 22,285,823 23,374,908
Nicholas P. Shepherd	—		—	—	—	—	—
Edward B. Stead	—		—	—	—	—	—
Nigel Travis	—		—	—	—	—	—
Chris Wyatt	—		—	—	—	—	—
Larry J. Zine	—		—	—	—	—	—

(1)	This reflects options to acquire shares of Blockbuster Class A Common Stock.
(2)	The options become exercisable with respect to one-third of the shares covered thereby on each of October 14, 2005, 2006 and 2007.

Aggregated Option Exercises During 2004 Fiscal Year and Fiscal Year-End Option Values

The following table provides information related to options exercised by the named executive officers during the 2004 fiscal year and the number and value of options held at fiscal year end. The Company does not have any outstanding stock appreciation rights.

Name	Shares Acquired on Exercise (#)		Value Realized($)(1)	Number of Securities Underlying Unexercised Options as of December 31, 2004				Value of In-the-Money Options as of December 31, 2004($)(2)
				Exercisable		Unexercisable		Exercisable		Unexercisable
John F. Antioco	— 155,246	(3) (4)	— 3,553,237	— 883,074	(5) (6)	5,000,000 —	(5) (6)	— 2,978,034	(5) (6)	7,099,999 —	(5) (6)
Nicholas P. Shepherd	— —	(3) (4)	— —	— 24,000	(5) (6)	— —	(5) (6)	— 23,310	(5) (6)	— —	(5) (6)
Edward B. Stead	40,344 —	(3) (4)	152,500 —	— 75,000	(5) (6)	— —	(5) (6)	— —	(5) (6)	— —	(5) (6)
Nigel Travis	— 55,000	(3) (4)	— 1,090,938	— 90,000	(5) (6)	— —	(5) (6)	— 58,275	(5) (6)	— —	(5) (6)
Chris Wyatt	— —	(3) (4)	— —	— 44,000	(5) (6)	— —	(5) (6)	— 23,310	(5) (6)	— —	(5) (6)
Larry J. Zine	— —	(3) (4)	— —	— 115,000	(5) (6)	— —	(5) (6)	— —	(5) (6)	— —	(5) (6)

(1)	Calculated based on the difference between the fair market value of the securities underlying the options and the exercise price of the options at the exercise date.
(2)	Calculated based on the difference between the fair market value of the securities underlying the options and the exercise price of the options at December 31, 2004.
(3)	Represents shares of Blockbuster Class A Common Stock acquired on exercise.

(4)	Represents shares of Viacom Class B Common Stock acquired on exercise.
(5)	Represents securities underlying options to purchase Blockbuster Class A Common Stock. Each of the named executive officers other than Mr. Travis received a grant of restricted shares or restricted share units in exchange for the cancellation of options pursuant to the Company’s global stock option exchange offer, as discussed under “—Report of the Compensation Committee on Executive Compensation—Stock Option Exchange Offer.”
(6)	Represents securities underlying options to purchase Viacom Class B Common Stock.

Compensation of Directors

Annual Retainer Fee

During 2004, directors who did not serve as officers or employees of Blockbuster or Viacom received an annual retainer fee of $50,000 for membership on Blockbuster’s Board of Directors. Of this amount, $25,000 was paid in shares of the Company’s Class A Common Stock that are non-transferable for one year from the date of issuance. The other $25,000 was paid in cash.

On March 24, 2005, based on the recommendation of the Nominating/Corporate Governance Committee, the Board of Directors approved an increase in the annual retainer fee to $100,000. Of the $100,000, $50,000 is to be paid in the Company’s Class A Common Stock that is non-transferable for one year after it is paid. The other $50,000 is to be paid in cash.

The stock portion of the retainer fee is paid semi-annually as soon as practicable on or after January 1 and July 1 based on the closing price of a share of Blockbuster Class A Common Stock on the date of issuance. The cash portion of the retainer fee is paid semi-annually on approximately June 30 and December 31. Retainer fees are subject to pro-ration with respect to any director who did not serve in such capacity for a complete semi-annual period.

Retainer Fee for Committee Chairs

During 2004, the Chair of the Audit Committee received an additional annual cash retainer fee of $7,500, and the Chair of the Compensation Committee (formerly the Senior Executive Compensation Committee) received an annual cash retainer fee of $5,000.

On March 24, 2005, based on the recommendation of the Nominating/Corporate Governance Committee, the Board of Directors increased the annual cash retainer fee for (i) the Chair of the Audit Committee and (ii) the Chair of the Compensation Committee to $10,000 and $7,500, respectively. In addition, the Board of Directors established an annual cash retainer fee of $7,500 for the Chair of the Nominating/Corporate Governance Committee.

Retainer fees for committee chairs are paid semi-annually on approximately June 30 and December 31 and are subject to pro-ration with respect to any director who did not serve in such capacity for a complete semi-annual period.

Meeting Fees

Directors are paid $2,000 in cash for each meeting of the Board of Directors in which they participate (whether in person or by telephone) and $1,000 in cash for each committee meeting attended if such meeting is held on a different day from the day of a meeting of the Board of Directors.

Special Committee Fees

Directors who served on the non-standing Special Committee of the Board of Directors, described in more detail above under “Corporate Governance—Committees of the Board of Directors—Special Committee,”

received a cash retainer fee as well as an attendance fee of $2,000 per meeting if attended in person and $1,000 per meeting for participation by telephone. The cash retainer fee was initially set by the Board of Directors at $30,000, with the Chair receiving an additional $10,000 for serving in that capacity. In April 2004, the cash retainer fee was increased by the Board of Directors to $70,000, with the Chair receiving an additional $10,000 for serving in that capacity.

Reimbursement

Directors are also reimbursed for their expenses incurred in connection with their service on the Board of Directors or any committee of the Board of Directors.

Defined Benefit Pension Plans

Through December 31, 1999, the Company participated in a non-contributory qualified defined benefit pension plan and, for some of the Company’s highly compensated employees, a non-qualified excess defined benefit pension plan. Both plans are sponsored by Viacom. The Company’s employees became eligible to participate in these plans effective January 1, 1996, with credit for past service on and after September 29, 1994, for eligibility and vesting purposes. Benefits under both plans are determined by a formula that uses final average compensation (salary and bonus) and years of benefit service. The benefits under Viacom’s excess defined benefit pension plan are not subject to the provisions of the Internal Revenue Code of 1986, as amended, that limit the compensation used to determine benefits and the amount of annual benefits payable under Viacom’s qualified defined benefit pension plan.

The Company’s employees ceased to participate in Viacom’s defined benefit pension plans at December 31, 1999. All of the Company’s employees who were actively employed by the Company and participating in the qualified defined benefit pension plan or the excess defined benefit pension plan on December 31, 1999, were fully vested in their accrued benefits in these plans on that date. The factors used to determine benefits payable under these plans, compensation and years of service, were also frozen on that date, with Mr. Antioco’s and Mr. Stead’s (i) compensation frozen at $160,000 each for the qualified defined benefit pension plan and $590,000 and $415,682, respectively, for the excess defined benefit pension plan and (ii) years of service frozen at 1.5 and 1.25, respectively.

The aggregate accrued annual retirement benefit payable under the qualified defined benefit pension plan and the excess defined benefit pension plan, assuming payment as a single life annuity at age 65 and not subject to deduction or offset, is approximately $19,200 for Mr. Antioco and approximately $12,200 for Mr. Stead. Messrs. Shepherd, Travis, Wyatt and Zine were not participants in the Viacom qualified defined benefit pension plan or excess defined benefit pension plan.

In connection with the divestiture of the Company from Viacom, Viacom agreed to retain the accrued liability for benefits for the current and former employees of the Company under the qualified defined benefit pension plan. Company participants will be eligible to receive accrued benefits under the qualified defined benefit pension plan in accordance with its terms upon their separation from service with the Company. The Company agreed to indemnify Viacom for taking certain actions that increase Viacom’s liability under the qualified defined benefit pension plan. The amount of the indemnity will be determined by the amount of the actuarial loss experienced by Viacom as a result of such action by the Company. After the first $1 million of such actuarial losses, the Company will indemnify Viacom for the next $4 million of such losses. The Company also agreed to assume liabilities attributable to its current and former employees in Viacom’s excess defined benefit pension plan, with the amount of such assumed liability capped at $800,000. Viacom will continue to administer both of the defined benefit pension plans.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

Employment Agreement with Chairman and CEO

Prior to October 14, 2004, Mr. Antioco was employed by the Company pursuant to an employment agreement with the Company, which agreement provided that he would be employed as Chairman and Chief

Executive Officer of the Company until December 31, 2006, at an annual salary of $1,000,000. On June 18, 2004, Mr. Antioco entered into a new employment agreement with the Company that, by its terms, became effective on October 14, 2004, the date Viacom ceased to own more than 50% of the voting power of the Company. The new employment agreement provides that Mr. Antioco will be employed as Chairman and Chief Executive Officer of the Company through October 14, 2009, at an annual salary of $1,250,000. The term of the new employment agreement provides for automatic one-year renewals beginning on October 14, 2008, unless terminated by either party in accordance with the notice provisions in such agreement. The new employment agreement also provided for deferred compensation at an annualized rate of $1,000,000 for 2004. The new agreement also provides for increases to Mr. Antioco’s deferred compensation of $150,000 annually on each January 1, which increases began on January 1, 2005. The deferred compensation will be payable the year after Mr. Antioco ceases to be an executive officer of the Company. Mr. Antioco’s new employment agreement also provides for his annual eligibility to receive a bonus pursuant to the Company’s Senior Executive Annual Performance Bonus Plan (as amended, to date, the “Senior Bonus Plan”), formerly known as the Company’s Senior Executive Short-Term Incentive Plan, at a target of 150% of his base salary and deferred compensation. Any bonus is subject to satisfaction of performance objectives, as determined each year in accordance with the Company’s Senior Bonus Plan. In addition, Mr. Antioco is entitled to a car allowance of $1,100 per month and continued access to the Company aircraft.

In accordance with the new employment agreement entered into on June 18, 2004, subject to, and upon the successful completion of, the Company’s split-off from Viacom, Mr. Antioco received (i) options to purchase 5,000,000 shares of the Company’s Class A Common Stock with an exercise price equal to the fair market value on the date of grant, which options are scheduled to vest in three equal installments on October 14, 2005, October 14, 2006 and October 14, 2007; and (ii) 1,728,972 restricted share units that are scheduled to vest in two equal installments on October 14, 2006 and October 14, 2007, and that are payable in cash immediately after Mr. Antioco’s termination of employment with the Company or such later date as may be determined under the terms of the new employment agreement. Each restricted share unit will be valued based on the average of the closing prices of a share of Blockbuster Class A Common Stock and a share of Class B Common Stock on the date of termination. Of the 5,000,000 stock options Mr. Antioco was entitled to receive under the new employment agreement, 1,666,666 were awarded on October 21, 2004 at an exercise price of $7.17; 1,666,666 were awarded on November 15, 2004 at an exercise price of $8.39; and the final 1,666,668 were awarded on December 13, 2004 at an exercise price of $8.80. All of the restricted share units Mr. Antioco was entitled to receive under the new employment agreement were awarded on October 21, 2004.

In the event of the termination of Mr. Antioco’s employment without cause (as defined in the new employment agreement) or his voluntary termination for good reason (as defined in the new employment agreement) during the employment term, Mr. Antioco will be entitled to receive (i) salary, bonus and accumulated deferred compensation through the date of termination (pro rated, as applicable); (ii) a lump sum cash payment equal to the sum of his salary (at the annualized rate in effect on the date of termination), deferred compensation level (at the annualized rate in effect for the calendar year in which termination occurs) and target bonus for the year of termination, multiplied by two or, if greater, the number of full and partial years remaining in the employment term; and (iii) continued benefits for the greater of 24 months or the balance of the employment term. In addition, in such event, Mr. Antioco’s stock options, including options that have not vested by the date of termination, will be exercisable for six months after the date of termination for stock options granted before the effective date of the new employment agreement and two years after the date of termination for stock options granted on or after the effective date of the new employment agreement, but in no event beyond the expiration date of such stock options. All other equity or equity-related awards, including the restricted share units described above, will vest and become payable on the date of such termination of Mr. Antioco’s employment.

In the event of the Company’s termination of Mr. Antioco’s employment for cause (as defined in the new employment agreement) or Mr. Antioco’s termination of his employment with the Company for any reason other than good reason, during the employment term, Mr. Antioco will be entitled to receive any amounts earned but not yet paid to him. In addition, his vested stock options and other equity awards will remain exercisable and will otherwise be treated in accordance with the terms of the plans under which they were granted.

Mr. Antioco will be subject to non-compete provisions in favor of the Company for one year after the termination of his employment without cause or his voluntary termination for good reason (as such terms are defined in the new employment agreement) and 18 months after the termination of his employment for cause (as defined in the new employment agreement).

The new employment agreement provides that, in the event of the termination of Mr. Antioco’s employment within specified time periods before or after a “change in control” (as defined in the new employment agreement), immediately after such termination, Mr. Antioco will be entitled to receive (i) a lump sum cash payment equal to the sum of his salary (at the annualized rate in effect on the date of termination), deferred compensation level (at the annualized rate in effect for the calendar year in which termination occurs) and target bonus for the year of termination, multiplied by three or, if greater, the number of full and partial years remaining in the employment term, and (ii) continued benefits for the greater of 36 months or the balance of the employment term. In addition, in such event, Mr. Antioco’s stock options, including options that have not vested by the date of the change of control, will be exercisable for six months after the date of Mr. Antioco’s termination of employment for stock options granted before the effective date of the new employment agreement and three years after the date of Mr. Antioco’s termination of employment for stock options granted on or after the effective date of the new employment agreement, but not beyond the expiration date of such stock options. All other equity or equity-related awards, including the restricted share units described above, will vest and become payable on the date of such termination of Mr. Antioco’s employment.

The new employment agreement also provides that certain payments will be made in the event of Mr. Antioco’s death or permanent disability.

As part of the Company’s cost containment efforts, Mr. Antioco has asked to forego any deferred compensation payable to him under his employment agreement in respect of the remainder of the 2005 calendar year, starting with the Company’s first payroll period beginning on or after May 1, 2005, and ending with the Company’s last payroll period that ends on or before December 31, 2005. In order to effect Mr. Antioco’s request, the Company and Mr. Antioco executed an addendum to his employment agreement with the Company dated March 19, 2005, which addendum reflects his election to forego such compensation. The amount of Mr. Antioco’s foregone deferred compensation, which is approximately $751,823, will continue to be included for purposes of determining the amount of benefits payable to Mr. Antioco under his employment agreement that are dependent on the amount of his compensation, such as his target bonus.

Employment Agreements with Other Named Executive Officers

The Company’s employment agreements with each of Messrs. Stead and Zine are substantially similar. Each of these agreements provides for automatic renewal on March 1 of each year for a term of three years unless terminated by the Company for any reason. Mr. Stead’s and Mr. Zine’s agreements provide that they will be employed at a monthly salary of $31,250 and $37,500, respectively, subject to increase pursuant to the authority of the former Senior Executive Compensation Committee or the current Compensation Committee, as applicable, to make individual compensation recommendations for such officers. Actual annual salary earned by Mr. Stead and Mr. Zine for each of the last three fiscal years is set forth above under “—Summary Compensation Table.” Additionally, Mr. Stead’s and Mr. Zine’s agreements provide that they will be eligible to receive an annual bonus pursuant to Blockbuster’s short-term incentive plan or Senior Bonus Plan at a target amount of 50% of their respective salaries (as defined in the Senior Bonus Plan, if applicable). Beginning with the 2002 calendar year, the former Senior Executive Compensation Committee increased the target bonus for Messrs. Stead and Zine to 60% of their respective salaries. Bonuses are payable upon satisfaction of performance objectives determined each year in accordance with the applicable plan. In addition, Mr. Stead’s and Mr. Zine’s agreements provide that they are entitled to a car allowance in accordance with the Company’s policies, as they may be amended from time to time. In the event of the termination of Mr. Stead’s or Mr. Zine’s employment without cause (as defined in the agreements) during the employment term, each will be entitled to receive his salary for 36 months after the date of termination, subject to mitigation after the first twelve months. In addition, each will be entitled to receive bonus compensation and certain benefits for the balance of the employment term, subject to mitigation after the first twelve months, and any Blockbuster stock options, including options that would have vested during the employment term, will be exercisable for six months after the date of termination, but not beyond the original expiration date of such stock options.

The Company’s employment agreement with Mr. Shepherd provides for automatic renewal on March 1 of each year for a term of two years unless terminated by the Company for any reason. Mr. Shepherd’s agreement provides that he will be employed at a monthly salary of $33,500, subject to increase pursuant to the authority of the former Senior Executive Compensation Committee or the current Compensation Committee, as applicable, to make individual compensation recommendations. Actual annual salary earned by Mr. Shepherd for each of the last three fiscal years is set forth above under “—Summary Compensation Table.” In addition, Mr. Shepherd’s agreement provides that he will be eligible to receive an annual bonus pursuant to Blockbuster’s short-term incentive plan or Senior Bonus Plan at a target amount of 50% of his salary (as defined in the Senior Bonus Plan, if applicable). Beginning with the 2004 calendar year, the former Senior Executive Compensation Committee increased the target bonus for Mr. Shepherd to 60% of his salary. Mr. Shepherd’s bonuses are payable upon satisfaction of performance objectives determined each year in accordance with the applicable plan. In addition, Mr. Shepherd’s agreement provides that he is entitled to a car allowance in accordance with the Company’s policies, as they may be amended from time to time. Mr. Shepherd receives additional perquisites relating to his international assignment pursuant to an addendum to his employment agreement. In the event of the termination of Mr. Shepherd’s employment without cause (as defined in the agreement) during the employment term, he will be entitled to receive his salary for 24 months after the date of termination, subject to mitigation after the first twelve months. In addition, he will be entitled to receive bonus compensation and certain benefits for the balance of the employment term, subject to mitigation after the first twelve months, and any Blockbuster stock options, including options that would have vested during the employment term, will be exercisable for six months after the date of termination, but not beyond the original expiration date of such stock options.

The Company’s employment agreement with Mr. Wyatt allows for continued effectiveness until terminated by the Company for any reason or by Mr. Wyatt upon three months’ prior notice. Mr. Wyatt’s agreement provides that he will be employed at an annual salary of £250,000, subject to increase pursuant to the authority of the former Senior Executive Compensation Committee or the current Compensation Committee, as applicable, to make individual compensation recommendations. Actual annual salary earned by Mr. Wyatt for each of the last three fiscal years is set forth above under “—Summary Compensation Table.” In addition, Mr. Wyatt’s agreement provides that he will be eligible to receive an annual bonus at a target amount of 40% of his base salary. In 2002, Mr. Wyatt was also eligible to receive an additional discretionary incentive of 5% of his base salary that was tied to his personal and unit performance. The former Senior Executive Compensation Committee increased the target bonus payable to Mr. Wyatt to 50% and 60% of his Salary (as defined in the Senior Bonus Plan) with respect to the 2002 and 2004 calendar years, respectively. In addition, Mr. Wyatt’s agreement provides that he is entitled to a monthly car allowance in accordance with the Company’s U.K. auto policy. In the event that the Company terminates Mr. Wyatt’s employment without cause, he will be entitled to receive his salary and bonus compensation for 15 months after the date of termination, subject to mitigation after the first 9 months.

On October 26, 2004, Mr. Travis resigned as the Company’s President and Chief Operating Officer. Mr. Travis remained with the Company through December 31, 2004, in order to assist with an orderly transition. The Company’s employment agreement with Mr. Travis was substantially similar to that of Messrs. Stead and Zine. It provided for automatic renewal on March 1 of each year for a term of three years unless terminated by the Company for any reason. Mr. Travis’ agreement provided that he was to be employed at a monthly salary of $45,833, subject to increase pursuant to the authority of the former Senior Executive Compensation Committee to make individual compensation recommendations. Actual annual salary earned by Mr. Travis for each of the last three fiscal years is set forth above under “—Summary Compensation Table.” Additionally, Mr. Travis’ agreement provided that he was eligible to receive an annual bonus pursuant to Blockbuster’s short-term incentive plan or Senior Bonus Plan at a target amount of 50% of his salary (as defined in the Senior Bonus Plan, if applicable). Beginning with the 2002 calendar year, the former Senior Executive Compensation Committee increased the target bonus for Mr. Travis to 60% of his salary. Bonuses were payable upon satisfaction of performance objectives determined each year in accordance with the Senior Bonus Plan. In addition, Mr. Travis was entitled to a car allowance in accordance with the Company’s policies, as amended from time to time. Mr. Travis received additional perquisites relating to his international assignment, pursuant to an addendum to his employment agreement. During 2002, Mr. Travis’ employment agreement was amended to provide for a deferred compensation arrangement, pursuant to which he had the ability to defer up to 15% of his salary and bonus. Under the terms of such agreement, if Mr. Travis’ employment had been terminated by the Company without cause (as defined in the agreement) during the employment term, he would have been entitled to receive his salary for 36 months after the date of termination, subject to mitigation after the first twelve months. In addition, he would have been entitled to receive bonus compensation and certain benefits for the balance of the employment term, subject to mitigation after the first twelve months, and his Blockbuster stock options, including options that would have vested during the employment term, would have been exercisable for six months after the date of termination, but not beyond the original expiration date of such stock options.

In connection with Mr. Travis’ resignation, on October 26, 2004, he and the Company entered into a Separation Agreement with Waiver and Release of Claims (the “separation agreement”). The separation agreement provided that, in lieu of any of Mr. Travis’ rights under his employment agreement with the Company, he would receive severance pay in an amount equal to twelve months of his then current monthly base salary of $61,250, such severance payments to commence on January 1, 2005. In addition, on December 24, 2004, Mr. Travis received (i) a lump sum payment in the amount of $1,000,000 in lieu of the additional 24 months of mitigated severance payments contemplated under his employment agreement and (ii) a lump sum payment in the amount of $1,500,000 in exchange for his surrender of any and all Blockbuster stock options previously granted to him. Further, pursuant to the separation agreement, Mr. Travis received a bonus for 2004 in the amount of $396,900. Mr. Travis’ separation agreement also entitles him to receive: (i) medical and dental coverage under COBRA at no cost to him through the earlier of December 31, 2005, or the date on which he becomes eligible for medical and dental coverage from a third party; (ii) bonus compensation for the 2005 calendar year in an amount solely determined by the Compensation Committee; (iii) a car allowance in the amount of $750 per month until December 31, 2005; (iv) life insurance coverage at no cost to him in an amount equal to two times his annual salary under Blockbuster’s U.S. life insurance plan and in amount equal to two times his annual salary under Blockbuster’s U.K. life insurance plan until December 31, 2005; and (v) a travel reimbursement whereby Mr. Travis and his dependents living with him are reimbursed for one trip to the United Kingdom.

Report of the Compensation Committee on Executive Compensation

General

Until December 8, 2004, the Board of Directors had two committees with authority over employee compensation: the Senior Executive Compensation Committee and the Compensation Committee. Both committees were established in July 1999 in connection with the Company’s initial public offering. Prior to December 8, 2004, (i) the Senior Executive Compensation Committee, which consisted solely of independent directors, had the authority to review and approve the compensation of executive officers (among other matters); and (ii) the Compensation Committee, which included Viacom directors and officers, had authority over certain other matters with respect to which an independent committee either was not required or was not otherwise deemed to be necessary or advisable by the Board of Directors. Subsequent to the Company’s divestiture from Viacom, the Board of Directors determined that it would be advisable to merge the two committees into one committee consisting solely of independent directors. Therefore, effective December 9, 2004, the Board of Directors established a new Compensation Committee consisting of Gary J. Fernandes and John L. Muething, each of whom are independent directors. In addition, on March 8, 2005, the Board of Directors appointed Peter A. Bassi to the Compensation Committee. Mr. Bassi is also an independent director. See “Corporate Governance—Committees of the Board of Directors—Compensation Committee.” For purposes of this Report, the former Senior Executive Compensation Committee will be referred to as the “Former Committee” and the new Compensation Committee will be referred to as the “Current Committee.”

Compensation Philosophy

The primary objectives of the executive compensation package for the Company’s executive officers include:

•	setting levels of annual salary, bonus and equity compensation that will attract and retain superior executives in the increasingly competitive environment of the Company’s business;

•	establishing a “pay for performance” philosophy throughout the organization through bonus compensation, as well as equity compensation, that varies with the Company’s financial and operational performance, as well as with individual performance; and

•	providing long-term equity compensation that increases in value with increases in the Company’s stock price, thereby adding to the alignment of interest of the Company’s executive officers with the Company’s other stockholders.

The Former Committee evaluated its executive compensation packages based on information from a variety of sources, including (i) information obtained from outside consultants with respect to comparative market data, (ii) internal reports developed by the Company’s human resources department with respect to internal fairness and the Company’s historical experience with respect to factors that have influenced employee motivation and retention and (iii) the Former Committee’s own experiences with respect to other companies with which the respective members have been associated.

Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code generally limits to $1,000,000 the federal tax deductibility of compensation paid to a named executive officer, including compensation received upon exercise of stock options and upon vesting of restricted shares. Section 162(m) provides an exception to such limitation for certain performance-based compensation. It was the intent of the Former Committee, and is the continuing intent of the Current Committee, to qualify executive compensation for such exception to the extent necessary, feasible and in the best interests of the Company. Certain compensation under the Company’s 1999 Long-Term Management Incentive Plan, as amended to date, 2004 Long-Term Management Incentive Plan, as amended to date, and Senior Bonus Plan is intended to qualify for such exception. Section 162(m) also includes an exception to the

$1,000,000 deduction limitation for deferred compensation paid to an executive officer when such executive officer is no longer subject to Section 162(m). In order to maintain flexibility with respect to compensating executive officers in a manner designed to promote varying corporate goals, neither the Former nor the Current Committee has adopted a policy requiring that all compensation must be deductible.

Chief Executive Officer’s Fiscal 2004 Compensation

Mr. Antioco’s fiscal 2004 salary from January 1, 2004 through October 13, 2004 was determined pursuant to the terms of Mr. Antioco’s prior employment agreement, which provided for a base salary of $1,000,000. In connection with the Company’s anticipated divestiture from Viacom, the Company entered into negotiations with Mr. Antioco with respect to a new employment agreement (including addenda, the “new employment agreement”). As part of such negotiations, the Company and the Former Committee hired outside compensation consultants, each of which were considered to be leading authorities on executive compensation. As part of its determinations with respect to Mr. Antioco’s new employment agreement, the Former Committee considered (i) Mr. Antioco’s accomplishments since joining the Company in 1997, (ii) indications received from investors that the retention of Mr. Antioco would be a key consideration from their standpoint and (iii) the necessity of a successful split-off from Viacom. Based on the advice of its outside consultant and a review of benchmark compensation for comparable CEOs, the Former Committee determined that a multiple-component agreement would be advisable and consistent with the Company’s compensation philosophy. Therefore, the Former Committee reviewed the key components of Mr. Antioco’s compensation, including salary, bonus, deferred compensation, equity compensation, accumulated realized and unrealized stock option grants, perquisites and other personal benefits, and the potential impact and cost to the Company of potential severance and change-in-control scenarios. Based on such review, the Former Committee established the various components of Mr. Antioco’s new employment agreement, including salary (to address market data and related retention considerations), bonus (to address a pay-for-performance component), deferred compensation (to address Section 162(m)), stock options (to address alignment with stockholder interests) and restricted share units to be settled only upon termination of executive status (to address alignment of stockholder interests and Section 162(m)). In determining the long-term incentive component of Mr. Antioco’s compensation, the Former Committee also considered the appropriate appreciation factor to incorporate for a five-year agreement. In determining the grant dates for the equity components of Mr. Antioco’s agreement, the Former Committee decided to spread out the grants in order to avoid a base value that would potentially be unfair to Mr. Antioco or to stockholders, given the potential for stock price volatility after the split-off.

Upon conclusion of its negotiations in June 2004, the Former Committee approved the new employment agreement dated June 18, 2004, which by its terms would only become effective if and when Viacom ceased to own more than 50% of the voting power of the Company. In connection with the Company’s successful split-off from Viacom, the new employment agreement became effective on October 14, 2004, at which time Mr. Antioco’s annual base salary was increased to $1,250,000 and his deferred compensation was increased to an annualized rate of $1,000,000 for 2004. In addition, Mr. Antioco’s new employment agreement confirmed his continued annual eligibility for a bonus pursuant to the terms of the Company’s Senior Bonus Plan at a target of 150% of his salary and deferred compensation. Under the terms of such plan, Mr. Antioco was entitled to bonus compensation for 2004 of up to eight times his salary and deferred compensation (the “Maximum Amount”), subject to certification by the Current Committee of the Company’s achievement of a specified level of Operating Income (as defined in such plan). Pursuant to the terms of the Senior Bonus Plan itself, subject to such certification, the committee had the authority to review any factors that it deemed appropriate in determining the ultimate bonus amount to be awarded, which amount could not exceed the Maximum Amount but could be reduced. In connection with the new employment agreement, the Former Committee confirmed to Mr. Antioco that, upon certification of achievement of the requisite level of Operating Income, Mr. Antioco would be entitled to bonus compensation of $5,000,000 for 2004. The Former Committee believed that this agreed-upon bonus amount was reasonable and equitable based on the fact that the effectiveness of Mr. Antioco’s new employment agreement and the agreed-upon bonus amount were conditioned upon the successful completion of the Company’s split-off from Viacom. In February 2005, based on the Current Committee’s determination that the

Company had achieved the requisite level of Operating Income for 2004, Mr. Antioco received a $5,000,000 bonus for fiscal 2004. As the new employment agreement was conditioned upon Viacom ceasing to own more than 50% of the voting power of the Company, Mr. Antioco’s awards of options and restricted share units were also effectively conditioned upon the successful completion of the Company’s split-off from Viacom. Mr. Antioco’s equity compensation was derived from a formula designed to achieve a value based on stock price appreciation beginning with the date of the Company’s split-off from Viacom. The intent of this equity design was to align Mr. Antioco’s interests with that of stockholders who received Blockbuster shares as part of the split-off. As a result, Mr. Antioco ultimately received (i) options to purchase 5,000,000 shares of the Company’s Class A Common Stock, which options are scheduled to vest in three equal installments on October 14, 2005, October 14, 2006 and October 14, 2007; and (ii) 1,728,972 restricted share units that are scheduled to vest in two equal installments on October 14, 2006 and October 14, 2007, and that are valued and payable in cash immediately after Mr. Antioco’s termination of employment with the Company. In accordance with the terms of the new employment agreement entered into on June 18, 2004, of the 5,000,000 stock options Mr. Antioco received under the new employment agreement, 1,666,666 of these options were awarded on October 21, 2004, 1,666,666 of these options were awarded on November 15, 2004 and the final 1,666,668 of these options were awarded on December 13, 2004. Mr. Antioco received the 1,728,972 restricted share units on October 21, 2004. The terms of Mr. Antioco’s employment are discussed in more detail above under the heading “—Employment Contracts and Termination of Employment and Change-in-Control Arrangements.”

During 2004, the Company successfully (i) completed its split-off from Viacom, (ii) launched BLOCKBUSTER Online™, its U.S. online subscription program, (iii) expanded its in-store subscription pass offering nationwide and significantly exceeded its in-store subscriber expectations, (iv) continued to expand its presence in games concepts, (v) rolled out movie and game trading to thousands of stores and (vi) announced its “End of Late Fees” program. This was all accomplished during a period of difficult industry and economic conditions. The Former Committee and the Current Committee (based on input received from the full Board of Directors and the Chair of the Former Committee) have concluded that Mr. Antioco was instrumental in the Company’s successful completion of the Company’s split-off, as well as the Company’s progress with each of its strategic initiatives. Therefore, the members of the Former and Current Committees have collectively concluded that Mr. Antioco’s fiscal 2004 compensation is reasonable and adequately rewards him for his role in the Company’s significant achievements during 2004.

Compensation of Other Executive Officers

Fiscal 2004 compensation for the Company’s other executive officers was comprised of base salary, annual bonus compensation and long-term compensation in the form of restricted shares. In its review of compensation for the Company’s other executive officers, the Former and Current Committees considered the aggregate amounts and mix of all components of executive compensation in making their respective decisions.

Salary and Bonus.    The Company strives to hire, retain and motivate its senior executives through the implementation of competitive cash compensation plans with emphasis on pay-for-performance, retention and increasing stockholder value. Cash compensation is viewed as a key element of overall executive compensation. To this end, the Company targets base salary and incentive compensation consistent with that philosophy, generally establishing the Company’s senior executive salary and bonus at levels that are designed to attract, retain and incentivize world-class executive officers.

Fiscal 2004 salary levels and bonuses for executive officers were designed to be consistent with competitive practice based on market assessments provided by independent consulting firms, as well as functional responsibility within the Company, and were based on recommendations from the Chief Executive Officer. In particular, in assessing salaries and bonuses, the Former and Current Committees considered the multiple roles required to be filled by the Company’s executives, many of which were beyond the traditional roles for these officers. In addition, such committees considered the extensive experience and institutional knowledge of certain executives. Certain executive officer bonuses were awarded under the Senior Bonus Plan and other executive bonuses were awarded under the Company’s broader-based short-term incentive plan. In each case, awards were based on achievement of the same Operating Income target as was the bonus for the Chief Executive Officer. As with Mr. Antioco’s bonus structure, executives that were participants in the Senior Bonus Plan were eligible to receive a bonus of up to eight times salary, subject to the Compensation Committee’s certification of achievement of the Operating Income target and its right to consider any factors deemed appropriate by it in determining the final bonus amount. With respect to 2004 executive bonuses, the Current Committee took into account each of the executive officers’ roles in the completion of the split-off, as well as their respective roles with respect to the Company’s key operational initiatives.

Long-Term Compensation.    In lieu of an annual stock option grant, the Former Committee awarded a one-time grant of restricted shares on December 20, 2004 to certain key employees of the Company, including each of the executive officers of the Company other than the Chief Executive Officer. The size of the awards were based on a stock compensation study and recommendations by the Chief Executive Officer with respect to individual executive officers of the Company. The Chief Executive Officer’s recommendations and the Former Committee’s conclusions were based on an evaluation of each executive officer’s ability to influence the Company’s long-term growth and profitability and were also intended to reward outstanding past individual performance and contributions to the Company. The Former Committee also considered the executive’s level and scope of responsibility and experience. The awards of restricted shares represent shares of the Company’s Class A Common Stock and vest in three equal installments on December 20, 2005, December 20, 2006 and December 20, 2007. The shares are considered “restricted” because they are subject to forfeiture and restrictions on transfer prior to vesting.

The Former Committee believed that the use of restricted shares (and the restricted share units discussed in the next section) appropriately links executive interests to enhancing stockholder value and enhances the retentive value of the Company’s equity-compensation awards. The Former Committee was, and the Current Committee is, committed to the concept of executive officers as owners based on the belief that equity compensation helps the Company attract and retain the very best executive officers and aligns their interests with those of the Company’s stockholders.

Stock Option Exchange Offer

In November 2004, the Company offered employees in participating countries who held options to purchase shares of the Company’s Class A Common Stock the opportunity to exchange their unexercised options for (i) restricted shares of the Company’s Class A Common Stock, (ii) restricted share units settleable in shares of the Company’s Class A Common Stock, or (iii) cash, as more fully described below. All employees, including executive officers, of the Company or any of its subsidiaries who continued to be employees through the date the Company accepted tendered options for exchange and cancellation were eligible to participate in the exchange offer. Directors were not eligible to participate in the exchange offer. The exchange offer expired on December 10, 2004.

The Company made the exchange offer in order to provide an equity compensation vehicle that restored the retentive and motivational value previously provided by the Company’s outstanding options. Many of the Company’s outstanding options had exercise prices that were higher than the then current market price of the Company’s Class A Common Stock. The Company believed that such options were, therefore, not creating a meaningful long-term performance incentive for its employees. By making the exchange offer, the Company’s intent was to instill a greater sense of ownership in the Company, hoping that this greater sense of ownership would provide better incentives to maximize stockholder value.

Each employee who participated in the exchange offer was eligible to receive the following consideration in exchange for his or her options:

(1)	Restricted shares, if an employee (i) held outstanding options to purchase 400 or more shares of the Company’s Class A Common Stock and (ii) resided in the United States, or resided in the United

Kingdom, Canada, Ireland or Mexico but was subject to U.S. federal income taxation.

(2)	Restricted share units, if an employee (i) held outstanding options to purchase 400 or more shares of the Company’s Class A Common Stock and (ii) resided in the United Kingdom, Canada, Ireland or Mexico but was not subject to U.S. federal income taxation.

The number of restricted shares or restricted share units that were granted under scenarios (1) and (2) above in exchange for cancellation of tendered options were determined as follows:

•	If the exercise price of the options tendered was less than or equal to $9.50 per share, the Company granted 1 restricted share or 1 restricted share unit for every 2.3 shares that would otherwise have been issuable upon exercise of the tendered options.

•	If the exercise price of the options tendered was $9.51 or more per share but less than or equal to $12.50 per share, the Company granted 1 restricted share or 1 restricted share unit for every 2.9 shares that would otherwise have been issuable upon exercise of the tendered options.

•	If the exercise price of the options tendered was $12.51 or more per share but less than or equal to $17.00 per share, the Company granted 1 restricted share or 1 restricted share unit for every 3.2 shares that would otherwise have been issuable upon exercise of the tendered options.

(3)	A cash payment, if an employee (i) held outstanding options to purchase fewer than 400 shares of the Company’s Class A Common Stock or (ii) resided in any participating country other than the United States, the United Kingdom, Canada, Ireland or Mexico. The amount of cash each such employee received was determined as follows:

•	If the exercise price of the options tendered was less than or equal to $9.50 per share, $2.90 for each such option tendered.

•	If the exercise price of the options tendered was $9.51 or more per share but less than or equal to $12.50 per share, $2.30 for each such option tendered.

•	If the exercise price of the options tendered was $12.51 or more per share but less than or equal to $17.00 per share, $2.08 for each such option tendered.

The participating countries were Argentina, Australia, Canada, Chile, Denmark, Ireland, Italy, Mexico, Spain, Taiwan, the United Kingdom, the United States and Uruguay.

In connection with the exchange offer, the Company accepted for cancellation options to purchase approximately 20,962,930 shares of its Class A Common Stock. In exchange, the Company granted approximately 6,536,349 restricted shares and 969,417 restricted share units and paid an aggregate amount of approximately $2,388,940 in cash. The grants of restricted shares and restricted share units were effective as of December 10, 2004.

The restricted shares and restricted share units received in the exchange offer are subject to forfeiture restrictions and restrictions on transfer, which lapse annually in three equal installments, beginning on December 20, 2004. Tendering optionholders were responsible for all applicable federal, state or local income tax obligations in connection with the exchange. Tendering optionholders satisfied their tax obligations by either (i) instructing the transfer agent to sell on their behalf the number of vested restricted shares or restricted share units equal to such tax obligations or (ii) providing the Company with a cash payment equal to such tax obligations.

The approximately 20,962,930 shares of the Company’s Class A Common Stock subject to the exchanged options were returned to the pool of common stock available for issuance under the applicable plans and are available for reissuance either as restricted shares or restricted share units pursuant to the exchange offer or for future awards under the plans.

The following table sets forth certain information regarding options held by our executive officers that were exchanged for restricted shares or restricted share units pursuant to the exchange offer.

Ten Year Option/SAR Repricings

Name	Date	Number of Securities Underlying Options/SARs Repriced or Amended (#)(1)	Market Price of Stock at Time of Repricing or Amendment ($)	Exercise Price at Time of Repricing or Amendment ($)(1)	Number of Restricted Shares Issued to Replace Options (#)	New Exercise Price ($)	Length of Original Option Term Remaining at Date of Repricing or Amendment
John F. Antioco Chairman of the Board and Chief Executive Officer	12/10/04 12/10/04 12/10/04 12/10/04 12/10/04 12/10/04 12/10/04 12/10/04	1,505,395 660,172 556,466 322,750 322,750 322,750 322,750 322,750	8.90 8.90 8.90 8.90 8.90 8.90 8.90 8.90	9.30 6.82 10.78 15.83 14.92 16.97 14.55 9.82	654,520 287,031 191,885 100,859 100,859 100,859 100,859 111,293	N/A N/A N/A N/A N/A N/A N/A N/A	57 months 68 months 80 months 85 months 88 months 91 months 94 months 104 months

Frank G. Paci Executive Vice President, Finance and Accounting, Strategic Planning and Development	12/10/04 12/10/04 12/10/04 12/10/04 12/10/04	73,829 36,310 48,413 64,550 64,550	8.90 8.90 8.90 8.90 8.90	9.30 6.82 10.78 11.84 9.82	32,100 15,787 16,694 22,259 22,259	N/A N/A N/A N/A N/A	57 months 68 months 80 months 92 months 104 months

Nicholas P. Shepherd Executive Vice President and President, U.S. Store Operations	12/10/04 12/10/04 12/10/04 12/10/04 12/10/04	197,684 36,310 64,550 72,619 72,619	8.90 8.90 8.90 8.90 8.90	9.30 6.82 10.78 11.84 9.82	85,950 15,787 22,259 25,041 25,041	N/A N/A N/A N/A N/A	57 months 68 months 80 months 92 months 104 months

Edward B. Stead Executive Vice President, General Counsel and Executive Vice President, Business Development	12/10/04 12/10/04 12/10/04 12/10/04 12/10/04	313,713 80,687 201,719 201,719 242,063	8.90 8.90 8.90 8.90 8.90	9.30 6.82 10.78 11.84 9.82	136,397 35,081 69,558 69,558 83,470	N/A N/A N/A N/A N/A	57 months 68 months 80 months 92 months 104 months

Eileen M. Terry Executive Vice President, Franchising, Emerging Brands, Canada and Global Diversity Officer	12/10/04 12/10/04 12/10/04 12/10/04 12/10/04	28,628 8,069 24,206 32,275 48,413	8.90 8.90 8.90 8.90 8.90	9.30 6.82 10.78 11.84 9.82	12,447 3,508 8,347 11,129 16,694	N/A N/A N/A N/A N/A	57 months 68 months 80 months 92 months 104 months

Chris Wyatt(2) Executive Vice President and President, International	12/10/04 12/10/04 12/10/04 12/10/04 12/10/04 12/10/04	183,968 36,310 64,550 72,619 58,095 72,619	8.90 8.90 8.90 8.90 8.90 8.90	9.30 6.82 10.78 11.84 8.24 9.82	79,986 15,787 22,259 25,041 25,259 25,041	N/A N/A N/A N/A N/A N/A	57 months 68 months 80 months 92 months 98 months 104 months

Name	Date	Number of Securities Underlying Options/SARs Repriced or Amended (#)(1)	Market Price of Stock at Time of Repricing or Amendment ($)	Exercise Price at Time of Repricing or Amendment ($)(1)	Number of Restricted Shares Issued to Replace Options (#)	New Exercise Price ($)	Length of Original Option Term Remaining at Date of Repricing or Amendment

Larry J. Zine Executive Vice President, Chief Financial Officer and Chief Administrative Officer	12/10/04 12/10/04 12/10/04 12/10/04 12/10/04	615,914 121,031 201,719 242,063 242,063	8.90 8.90 8.90 8.90 8.90	9.30 6.82 10.78 11.84 9.82	267,789 52,622 69,558 83,470 83,470	N/A N/A N/A N/A N/A	57 months 68 months 80 months 92 months 104 months

(1)	The numbers in this column reflect an adjustment made in connection with the Company’s $5.00 extraordinary dividend paid on September 3, 2004, in order to preserve the economic value of the options.

(2)	Because Mr. Wyatt resides in the United Kingdom, he received restricted share units in exchange for his options. All other executive officers, as residents of the United States, received restricted shares in exchange for their options.

Summary

The Current Committee believes that the Company’s present compensation structure is one that is designed to attract and retain talented executives, align these individuals’ interests with those of the Company’s stockholders and maximize stockholder value. The Former and Current Committees believe that their respective actions with respect to 2004 executive compensation were consistent with that focus. The Current Committee intends to evaluate the Company’s compensation practices on a regular basis.

Senior Executive Compensation Committee (Former Committee):	Compensation Committee (Current Committee):
(January 1, 2004 – December 8, 2004)	(established December 9, 2004)

Jackie M. Clegg	Peter A. Bassi*
Linda Griego	Gary J. Fernandes, Chair
John L. Muething, Chair	John L. Muething

*	As he was not appointed to the Compensation Committee until March 8, 2005, Mr. Bassi did not participate in any decisions with respect to the fiscal 2004 compensation of the Company’s executive officers.

Comparative Performance Graphs

The following graph compares the cumulative total stockholder return on the Company’s Class A Common Stock over the five-year period ending December 31, 2004, with the cumulative total return during such period of the Standard & Poor’s 500 Stock Index (“S&P 500 Index”) and the Coredata Industry Group Index (formerly known as the Media General Financial Services Industry Group Index) 743-Music & Video Stores (“Coredata Group Index”). The comparison assumes $100 was invested on December 31, 1999, in the Company’s Class A Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

Comparison of Cumulative Total Return

of Blockbuster Inc. Class A Common Stock, the Coredata Group Index and the S&P 500 Index

	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
BLOCKBUSTER INC. CLASS A COMMON STOCK	100.00	63.11	190.70	93.02	136.94	116.04
COREDATA GROUP INDEX*	100.00	56.09	166.72	96.43	160.51	130.84
S&P 500 INDEX	100.00	90.89	80.09	62.39	80.29	89.02

*	The Coredata Group Index consists of the following issuers: Blockbuster Inc. (Class A and Class B Common Stock); Castle & Morgan Holdings, Inc.; GameZnFlix, Inc.; Hollywood Entertainment Corporation; Intermix Media, Inc.; Movie Gallery, Inc.; Netflix, Inc.; Nextphase Wireless, Inc.; Nutech Digital, Inc.; and Trans World Entertainment Corporation.

The following graph compares the cumulative total stockholder return on the Company’s Class B Common Stock with the cumulative total return of the S&P 500 Index and the Coredata Group Index from October 14, 2004, the date on which the Company’s Class B common stock began trading on the New York Stock Exchange, through December 31, 2004. The comparison assumes $100 was invested on October 14, 2004, in the Company’s Class B Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

Comparison of Cumulative Total Return

of Blockbuster Inc. Class B Common Stock, the Coredata Group Index and the S&P 500 Index

	10/14/04	10/31/04	11/30/04	12/31/04
BLOCKBUSTER INC. CLASS B COMMON STOCK	100.00	84.71	104.10	115.51
COREDATA GROUP INDEX*	100.00	86.84	103.41	113.12
S&P 500 INDEX	100.00	101.53	105.64	109.23

*	The Coredata Group Index consists of the following issuers: Blockbuster Inc. (Class A and Class B Common Stock); Castle & Morgan Holdings, Inc.; GameZnFlix, Inc.; Hollywood Entertainment Corporation; Intermix Media, Inc.; Movie Gallery, Inc.; Netflix, Inc.; Nextphase Wireless, Inc.; Nutech Digital, Inc.; and Trans World Entertainment Corporation.

AUDIT COMMITTEE AND INDEPENDENT AUDITORS

Audit Committee Report

As discussed above under “Corporate Governance—Committees of the Board of Directors—Audit Committee,” a primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to the quality and integrity of the Company’s financial reports and other financial information provided by the Company to its stockholders, the public and others. In addition, the Audit Committee is directly responsible for the appointment and oversight of the work of the Company’s independent auditors. As part of its responsibilities, the Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements with management. In addition, the Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as modified by Statement on Auditing Standards No. 90 (Audit Committee Communications). The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with PricewaterhouseCoopers LLP that firm’s independence from the Company.

Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

The Audit Committee

Peter A. Bassi Robert A. Bowman Jackie M. Clegg Linda Griego

Audit and Non-Audit Fees

The table below sets forth the approximate aggregate fees billed by PricewaterhouseCoopers LLP for audit, audit-related, tax and other services provided to the Company in each of the last two fiscal years.

	Fiscal 2004		Fiscal 2003
Audit Fees	$4,230,000	*	$1,849,000
Audit-Related Fees	173,000		53,000
Tax Fees	176,000		696,000
All Other Fees	12,000		32,000

Total Fees	$4,591,000		$2,630,000

*	Of the $4,230,000 billed by PricewaterhouseCoopers LLP for audit services provided to the Company in fiscal 2004, $1,915,000 was related to work performed in connection with requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

Audit Fees

The aggregate fees billed by PricewaterhouseCoopers LLP in each of the fiscal years ended December 31, 2004 and 2003 for professional services rendered for the audit of the Company’s annual financial statements and review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q or services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements for such fiscal years, were approximately $4,230,000 and $1,849,000, respectively.

Audit-Related Fees

The aggregate fees billed by PricewaterhouseCoopers LLP in each of the fiscal years ended December 31, 2004 and 2003 for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, and that are not reported under “—Audit Fees” above, were approximately $173,000 and $53,000, respectively. For fiscal 2004, these services included a review of debt offering materials and the preparation of a related comfort letter, as well as audits of employee benefit plans and various marketing funds. In addition, the fees for fiscal 2004 included software license fees paid to PricewaterhouseCoopers LLP. For fiscal 2003, these services included audits of employee benefit plans and various marketing funds.

Tax Fees

The aggregate fees billed by PricewaterhouseCoopers LLP in each of the fiscal years ended December 31, 2004 and 2003 for professional services rendered for tax compliance, tax advice, and tax planning were approximately $176,000 and $696,000, respectively. For fiscal 2004 and 2003, these services consisted of tax compliance, tax planning and tax advice with respect to various federal, state, local and international tax returns and tax audits, including tax matters relating to employees on international assignment. In addition, for fiscal 2003, these services included assistance with an Internal Revenue Service audit.

All Other Fees

The aggregate fees billed by PricewaterhouseCoopers LLP in each of the fiscal years ended December 31, 2004 and 2003 for services provided to the Company, other than the services described above, were approximately $12,000 and $32,000, respectively. For fiscal 2004, these services related to required court appearances on behalf of the Company related to litigation in Canada. For fiscal 2003, these services were performed by PricewaterhouseCoopers LLP at the request of and on behalf of an arbitration tribunal, and not on behalf of the Company with respect to an arbitration in Germany.

Pre-Approval Policies and Procedures

The Audit Committee Charter provides that the Audit Committee of the Company’s Board of Directors has the sole authority and responsibility to pre-approve all audit and permitted non-audit services to be provided to the Company by its independent auditors and the related fees. Pursuant to its charter, the Audit Committee has established pre-approval policies and procedures for permitted non-audit services. The Audit Committee considers each engagement on a case-by-case basis according to certain required criteria, including that (i) the skill set necessary for the engagement should be unique to the Company’s independent auditors and (ii) the engagement should not involve work that would result in the Company’s independent auditors eventually auditing their own work. The Audit Committee is regularly updated on the status of all outstanding engagements. If the Company anticipates that the fees for specific engagements may exceed the amount initially approved by the Audit Committee, the Audit Committee will consider proposals to increase the fees for such engagements on a case-by-case basis. The Audit Committee has delegated authority to its Chair to approve certain non-audit engagements that do not exceed $20,000 individually and $100,000 in the aggregate annually, provided that the decisions made pursuant to this delegated authority must be presented to the full committee at its next scheduled meeting. The Audit Committee has also designated an alternate committee member to approve such engagements in the event the Audit Committee Chair is unavailable.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports that they file. To the Company’s knowledge, based solely on its review of the copies of such reports received by it with respect to fiscal 2004, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors, officers and persons who own more than 10% of a registered class of the Company’s equity securities have been satisfied.

PROPOSAL II

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

In accordance with its charter, the Audit Committee has selected PricewaterhouseCoopers LLP as the Company’s independent auditors to audit the Company’s consolidated financial statements for fiscal 2005 and to render other services required of them. The Board of Directors is submitting the appointment of PricewaterhouseCoopers LLP for ratification at the Annual Meeting of Stockholders of the Company. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

The submission of this matter for approval by stockholders is not legally required; however, the Board of Directors and its Audit Committee believe that such submission is consistent with best practices in corporate governance and is an opportunity for stockholders to provide direct feedback to the Board of Directors and its Audit Committee on an important issue of corporate governance. If the stockholders do not approve the selection of PricewaterhouseCoopers LLP, the Audit Committee will reconsider the selection of such firm as independent auditors.

The Audit Committee has the sole authority and responsibility to retain, evaluate, and, where appropriate, replace the independent auditors. Ratification by the stockholders of the appointment of PricewaterhouseCoopers LLP does not limit the authority of the Audit Committee to direct the appointment of new independent auditors at any time during the year.

The Board of Directors recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for fiscal 2005.

PROCEDURES FOR SUBMISSION OF STOCKHOLDER PROPOSALS

Stockholder proposals will be eligible for consideration for inclusion in the Proxy Statement and proxy relating to the Company’s 2006 Annual Meeting of Stockholders pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, if all applicable requirements of Rule 14a-8 are satisfied and such proposals are received by the office of the Secretary of the Company no later than December 9, 2005. Such proposals should be directed to Blockbuster Inc., 1201 Elm Street, Dallas, Texas 75270, Attention: Secretary.

The Company’s bylaws currently provide that, in order for a proposal that is not intended to be included in the Proxy Statement to be properly submitted as business to come before the Company’s 2006 Annual Meeting of Stockholders, the proposal must be received by the Company no earlier than January 11, 2006 and no later than February 10, 2006. If the date of the 2006 Annual Meeting of Stockholders is more than 30 days before or more than 70 days after May 11, 2006, then the proposal must be received by the Company no earlier than the close of business on the 120th day prior to such annual meeting and no later than the close of business on the later of (x) the 90th day prior to such annual meeting or (y) the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. For any such matter to be properly submitted as business to come before the Annual Meeting, the proposal must comply with the procedures specified in the Company’s bylaws. Such proposals should be directed to Blockbuster Inc., 1201 Elm Street, Dallas, Texas 75270, Attention: Secretary.

In addition to the requirements in the bylaws regarding stockholder proposals generally, the Company’s bylaws currently provide that a stockholder may nominate a person for election to the Board of Directors only if written notice of such nomination(s) is received by the Secretary within the applicable time period set forth above and such notice includes certain specified information, including: (i) all information relating to each person whom the stockholder proposes to nominate for election as a director that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended, and (ii) such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Company.

OTHER BUSINESS

The Board of Directors knows of no matters other than those described in this Proxy Statement that will be presented for consideration at the meeting. However, should any other matter(s) properly come before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying proxy to vote in accordance with their best judgment in the interest of the Company.

MISCELLANEOUS

All costs incurred in the solicitation of proxies will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone or telegram, without additional compensation. The Company has also entered into an agreement with Morrow & Co., Inc. (“Morrow”) whereby the Company has retained Morrow to solicit proxies from stockholders in connection with the Annual Meeting of Stockholders of the Company. Under the agreement, Morrow will provide consultation and preparation services in connection with the solicitation, as well as mail proxy materials to beneficial holders and perform the actual solicitation of proxies from brokers, banks and nominees for a fee of $5,000. In addition, the Company will reimburse Morrow for any mailing expenses and other disbursements made on behalf of the Company in connection with the solicitation. The Company may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of Class A and Class B Common Stock held by such persons, and the Company may reimburse such brokerage houses and other custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, including the financial statements and the financial statement schedules, if any, but not including exhibits, will be furnished at no charge to each person to whom a Proxy Statement is delivered upon the written request of such person addressed to Blockbuster Inc., Attn: Investor Relations, 1201 Elm Street, Dallas, Texas 75270.

By Order of the Board of Directors,

Marilyn R. Post
Vice President and Secretary

April 8, 2005

Appendix A

BLOCKBUSTER INC.

AUDIT COMMITTEE CHARTER

(as adopted December 8, 2004)

I.	Purpose

The primary purposes of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Blockbuster Inc. (the “Company”) are to assist the Board in fulfilling its oversight responsibilities relating to (i) the quality and integrity of the Company’s financial reports and other financial information provided by the Company to its stockholders, the public and others; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditors’ qualifications, independence and performance; and (iv) the performance of the Company’s internal audit function, including its systems of internal controls. The Committee’s functions also include preparation of the audit committee report required by the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

II.	Composition

A.	Members; Qualifications

The Committee shall consist of at least three members of the Board, each of whom is “independent,” as defined by the rules of the Securities and Exchange Commission and the New York Stock Exchange. In addition, the collective qualifications of the members of the Committee shall satisfy the requirements of the Securities Exchange Act of 1934, as amended, and the New York Stock Exchange with respect to financial literacy, expertise and experience. Each member of the Committee is expected to notify the Chair of the Nominating/Corporate Governance Committee of the Board of his or her intention to become a member of the audit committee of the board of directors of another company in advance of accepting such new position. To the extent permitted by applicable law, the Committee may delegate authority to any member of the Committee as it deems appropriate.

B.	Appointment, Removal and Replacement

The members of the Committee shall be appointed annually by the Board in accordance with the Company’s bylaws and taking into account the recommendation of the Nominating/Corporate Governance Committee of the Board. The members of the Committee may be removed or replaced by the Board, and any vacancies on the Committee shall be filled by the Board, in accordance with the Company’s bylaws and taking into account the recommendation of the Nominating/Corporate Governance Committee of the Board.

C.	Chair

The Chair of the Committee shall be elected by the Board, taking into account the recommendation of the Nominating/Corporate Governance Committee of the Board.

III.	Meetings

The Committee shall meet at least ten times per year and shall meet more frequently as circumstances require. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. Each member of the Board and members of management are free to suggest the inclusion of items on the agenda. To foster open communication, the Committee shall meet periodically with the independent auditors, the Company’s internal audit group, management and the general counsel in separate executive sessions.

IV.	Duties and Responsibilities

A.	Independent Auditors

The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the accounting firm employed by the Company for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company (the “independent auditors”). The independent auditors are ultimately accountable to the Board and the Committee and shall report directly to the Committee. In carrying out its responsibilities, the Committee shall:

•	have the sole authority and responsibility to retain, evaluate, and, where appropriate, replace the independent auditors (subject, if applicable, to stockholder approval or ratification), including the authority to pre-approve all audit and non-audit services to be provided by the independent auditors and the related fees;

•	at least annually, obtain and review a report by the independent auditors regarding the independent auditors’ internal controls and independence, including a description of (i) the independent auditors’ internal quality-control procedures; and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues;

•	in order to assess the independent auditors’ independence, at least annually, obtain and review a formal written statement by the independent auditors delineating all relationships between the independent auditors and the Company;

•	actively engage in a dialogue with the independent auditors with respect to any disclosed relationships between the independent auditors and the Company or services that may impact the objectivity and independence of the independent auditors;

•	pre-approve the hiring of (i) any employee or former employee of the independent auditors who was a member of the Company’s audit team during the preceding three fiscal years and (ii) any employee or former employee of the independent auditors (within the preceding three fiscal years) for senior positions within the Company, regardless of whether that person was a member of the Company’s audit team;

•	review with the independent auditors any problems or difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, and any management letter provided by the independent auditors to the Company and the Company’s response to such letter;

•	oversee resolution of disagreements between management and the independent auditors regarding financial reporting; and

•	at least annually, evaluate, and report to the full Board on, the performance, qualifications and independence of the Company’s independent auditors and the lead partner for the Company’s account, including a review and evaluation of the lead partner’s rotation schedule.

B.	Financial Reporting

In carrying out its responsibilities with respect to oversight of the Company’s financial reporting, the Committee shall:

•	meet to review and discuss with management and the independent auditors the Company’s annual audited financial statements and quarterly financial statements, including a review and discussion of the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

2

•	review the scope and results of the independent auditors’ audit of the Company’s annual financial statements, accompanying footnotes and its report thereon, including any significant changes required in the independent auditors’ audit plans;

•	discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards Nos. 61 and 71, as modified by Statement on Auditing Standards No. 90 and as may be further modified;

•	review and discuss with management and the independent auditors major issues regarding accounting principles and financial statement presentations, including matters such as (i) the selection, application and disclosure of critical accounting policies; (ii) major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies; (iii) the effects of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; and (iv) other significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including the effects of alternative treatments of financial information permitted within accounting principles generally accepted in the United States;

•	discuss earnings releases, as well as financial information and earnings guidance provided to analysts and rating agencies;

•	review and discuss with management, the internal audit staff, and the independent auditors the Company’s policies with respect to risk assessment and risk management, as well as major risk exposures and the process used to manage those exposures that could have a material effect on the Company’s financial statements; and

•	review and discuss related party transactions with management and the independent auditors.

C.	Internal Audit

In carrying out its responsibilities with respect to oversight of the Company’s internal audit function, the Committee shall:

•	review the proposed scope and plan of the work to be done by the Company’s internal audit group and the coordination of such plans with the independent auditors;

•	review with the independent auditors the responsibilities, budget and staffing of the Company’s internal audit function;

•	review and discuss with management, the independent auditors and the Company’s internal audit group (i) the adequacy and effectiveness of the Company’s system of internal controls, including management’s assessment thereof; and (ii) related recommendations of the independent auditors and management’s responses to such recommendations; and

•	establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

D.	Compliance with Legal and Regulatory Requirements

In carrying out its responsibilities with respect to oversight of the Company’s compliance with legal and regulatory requirements, the Committee shall:

•	review with management, and any internal or external counsel as the Committee considers appropriate, any legal matters (including the status of pending litigation) that may have a material impact on the Company and any material reports or inquiries from regulatory or governmental agencies;

3

•	review with the general counsel the adequacy and effectiveness of the Company’s procedures to ensure compliance with its legal and regulatory responsibilities; and

•	obtain reports from management, the Company’s internal audit group and the independent auditors regarding compliance with applicable legal and regulatory requirements.

E.	Reports to the Board

The Committee shall make regular reports to the Board, which should include reviews of any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, or the performance of the internal audit function.

V.	Annual Performance Evaluation

The Committee shall review its own performance annually. The results of such evaluation shall be reported to the entire Board.

VI.	Annual Charter Assessment

The Committee shall review and reassess the adequacy of this Charter on an annual basis and recommend any proposed changes to the Board for approval.

VII.	Outside Advisors; Scope of Responsibilities

The Committee shall have the authority to engage, and determine the fees of, independent counsel and other advisors as it determines necessary to carry out its duties. The Committee’s responsibility is one of oversight. It is the responsibility of the Company’s management to prepare consolidated financial statements in accordance with applicable law and regulations and of the Company’s independent auditors to audit those financial statements. Therefore, each member of the Committee shall be entitled to rely, to the fullest extent permitted by law, on the integrity of those persons within and outside the Company from whom he or she receives information, and the accuracy of the financial and other information provided to the Committee by such persons or organizations.

VIII.	Funding

The Company will provide the funding the Committee determines necessary to (i) compensate the independent auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (ii) compensate any advisors the Committee determines to retain and (iii) pay for any ordinary administrative expenses that are necessary and appropriate for the Committee to carry out its duties.

4

BLOCKBUSTER INC.

C/O EQUISERVE TRUST COMPANY N.A.

P.O. BOX 8927

EDISON, NJ 08818-8927

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.	BBI

The Board of Directors recommends that stockholders vote FOR each of the proposals. Please review carefully the Proxy Statement delivered with this Proxy Card.

							FOR	AGAINST	ABSTAIN
BLOCKBUSTER INC.					2.	Ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors.	☐	☐	☐
1.	Election of Class III Directors.				Mark box at right if comments or address change have been made on the reverse side of this card.				☐
		FOR	WITHHELD	Nominees:
		☐	☐	John F. Antioco Peter A. Bassi Linda Griego	The Proxies are authorized to vote, in their discretion, upon such other business as may properly come before the meeting.

☐	For, except vote withheld from the nominee(s) written above:	NOTE: Please sign exactly as name appears hereon.
When shares are held by joint tenants, both should sign.
When signing as attorney, executor, administrator,
trustee or guardian, please give full title as such. If a
corporation, please sign in full corporate name by a duly
authorized officer. If a partnership, please sign in
partnership name by an authorized person.

Signature:	Date:	Signature:	Date:

DETACH HERE

PROXY–ANNUAL MEETING OF STOCKHOLDERS

BLOCKBUSTER INC.

1201 Elm Street

Dallas, Texas 75270

This Proxy is Solicited on Behalf of the Board of Directors

P R O X Y

The undersigned hereby appoints Edward B. Stead and Marilyn R. Post as Proxies, each with the power to act without the other and with full power of substitution and resubstitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of Blockbuster Inc. Class A Common Stock that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Blockbuster Inc. to be held at Blockbuster Inc.’s corporate headquarters, 1201 Elm Street, 21st Floor Assembly Room, Dallas, Texas, on May 11, 2005, at 10:00 a.m., Central Daylight Time, upon such business as may properly come before the meeting or any adjournment thereof, including the matters set forth on the reverse side.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2 AND AT THE DISCRETION OF THE PROXY HOLDERS WITH REGARD TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

(Continued and to be signed and dated on reverse side.)

PLEASE VOTE, DATE AND SIGN THIS PROXY CARD ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

BLOCKBUSTER INC.

C/O EQUISERVE TRUST COMPANY N.A.

P.O. BOX 8927

EDISON, NJ 08818-8927

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.	BBI.B

The Board of Directors recommends that stockholders vote FOR each of the proposals. Please review carefully the Proxy Statement delivered with this Proxy Card.

							FOR	AGAINST	ABSTAIN
BLOCKBUSTER INC.					2.	Ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors.	☐	☐	☐
1.	Election of Class III Directors.				Mark box at right if comments or address change have been made on the reverse side of this card.				☐
		FOR	WITHHELD	Nominees:
		☐	☐	John F. Antioco Peter A. Bassi Linda Griego	The Proxies are authorized to vote, in their discretion, upon such other business as may properly come before the meeting.

☐	For, except vote withheld from the nominee(s) written above:	NOTE: Please sign exactly as name appears hereon.
When shares are held by joint tenants, both should sign.
When signing as attorney, executor, administrator,
trustee or guardian, please give full title as such. If a
corporation, please sign in full corporate name by a duly
authorized officer. If a partnership, please sign in
partnership name by an authorized person.

Signature:	Date:	Signature:	Date:

DETACH HERE

PROXY–ANNUAL MEETING OF STOCKHOLDERS

BLOCKBUSTER INC.

1201 Elm Street

Dallas, Texas 75270

This Proxy is Solicited on Behalf of the Board of Directors

P R O X Y

The undersigned hereby appoints Edward B. Stead and Marilyn R. Post as Proxies, each with the power to act without the other and with full power of substitution and resubstitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of Blockbuster Inc. Class B Common Stock that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Blockbuster Inc. to be held at Blockbuster Inc.’s corporate headquarters, 1201 Elm Street, 21st Floor Assembly Room, Dallas, Texas, on May 11, 2005, at 10:00 a.m., Central Daylight Time, upon such business as may properly come before the meeting or any adjournment thereof, including the matters set forth on the reverse side.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2 AND AT THE DISCRETION OF THE PROXY HOLDERS WITH REGARD TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

(Continued and to be signed and dated on reverse side.)

PLEASE VOTE, DATE AND SIGN THIS PROXY CARD ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?